ASSIGNMENT AGREEMENT
                            (Millbury, Massachusetts)

     THIS ASSIGNMENT AGREEMENT (the "Agreement") is entered into as of the ___ day of June, 1996, by and between CCC of Florida, Inc. ("Assignor") and CareMatrix of Massachusetts, Inc. ("Assignee").

                                   WITNESSETH:

     WHEREAS, Assignor and Sun Healthcare Group, Inc. entered into a certain Turnkey Construction and Sales Contract dated as of October 19, 1995 for the construction of a one hundred fifty-four (154) bed long term care facility to be located on Millbury Avenue in Millbury, Massachusetts (the "Turnkey Construction Agreement"), a copy of which is attached hereto as Exhibit A.

     WHEREAS, Assignor desires to assign its rights and obligations under the Turnkey Construction Agreement to Assignee and Assignee desires to assume such rights and obligations.

     NOW THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. Assignor hereby grants, bargains, sells, assigns and transfers to Assignee all of Assignor's right, title and interest in, and all contractual and other rights under the Turnkey Construction Agreement.

     2. Assignee hereby accepts this assignment and hereby agrees to assume all of Assignor's right, title, interest, duties and obligations under the Turnkey Construction Agreement.

     3. This Agreement may be executed by facsimile and in counterparts, each of which shall constitute an original document.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        ASSIGNOR:

                                        CCC OF FLORIDA, INC

                                        By:    /s/ James M. Clary
                                             -----------------------
                                             Name: James M. Clary
                                             Title:

                                        ASSIGNEE:

                                        CAREMATRIX OF
                                        MASSACHUSETTS, INC.

                                        By:    /s/ James M. Clary
                                             -----------------------
                                             Name: James M. Clary
                                             Title:

                              TURNKEY CONSTRUCTION

                               AND SALES CONTRACT

                                     Between

                              CCC OF FLORIDA, INC.

                                       and

                           SUN HEALTHCARE GROUP, INC.

                               (MILLBURY PROJECT)

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                                Table of Contents

                                       for

                     Turnkey Construction and Sales Contract

                                 By and Between

                              CCC of Florida, Inc.

                                       and

                           Sun Healthcare Group, Inc.

                               (Millbury Project)

ARTICLE I - Representations

           Section 1.1    -    Title to Premises
           Section 1.2    -    Encumbrances
           Section 1.3    -    Permits and Approvals
           Section 1.4    -    Documentation
           Section 1.5    -    Other Agreements
           Section 1.6    -    Representations of Seller
           Section 1.7    -    Representations of Purchaser

ARTICLE II - Construction of Health Care Facility

           Section 2.1    -    Control of Construction
           Section 2.2    -    Architectural Services
           Section 2.3    -    Other Professionals and
                                    Limited Assumed Obligations
           Section 2.4    -    Construction
           Section 2.5    -    Personal Property and Lobby Upgrade
           Section 2.6    -    Changes
           Section 2.7    -    Commencement of Construction
           Section 2.8    -    Continuity of Construction
           Section 2.9    -    Completion of Construction
           Section 2.10   -    Purchaser's Noninvolvement
           Section 2.11   -    Punch-List
           Section 2.12   -    Work and Warranties
           Section 2.13   -    Subcontractors
           Section 2.14   -    Financing Arrangements
           Section 2.15   -    Rights to Cure
           Section 2.16   -    Termination by Purchaser
           Section 2.17   -    Termination by Seller

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ARTICLE III - Transfer of Title

           Section 3.1    -    Date of Sale
           Section 3.2    -    Purchase Price
           Section 3.3    -    Payment of Purchase Price
           Section 3.4    -    Form of Conveyance and Status of Title
           Section 3.5    -    Certain Purchase Price Additions or
                                      Rebates

ARTICLE IV - Additional Responsibilities of Parties

           Section 4.1    -    Seller's Responsibilities
           Section 4.2    -    Purchaser's Responsibilities
           Section 4.3    -    Indemnification

ARTICLE V - Contingencies

           Section 5.1    -    Required Occurrences
           Section 5.2    -    Failure of Contingencies

ARTICLE VI - Concluding Provisions

           Section 6.1    -    Entire Agreement
           Section 6.2    -    Representations
           Section 6.3    -    Amendments
           Section 6.4    -    Joint Effort
           Section 6.5    -    Brokers
           Section 6.6    -    Assignment
           Section 6.7    -    Notices
           Section 6.8    -    Arbitration
           Section 6.9    -    Captions
           Section 6.10   -    Successors
           Section 6.11   -    Counterparts
           Section 6.12   -    Severability
           Section 6.13   -    Effective Date
           Section 6.14   -    No Offer
           Section 6.15   -    Attorney Fees
           Section 6.16   -    Survival
           Section 6.17   -    Cooperation with Purchaser's Third
                                    Party Lender

EXHIBITS LIST

           Exhibit A      -    Description of Premises
           Exhibit B      -    Additional Licenses
           Exhibit C      -    Copy of DON
           Exhibit D      -    Preliminary Plans
           Exhibit E      -    Personal Property
           Exhibit F      -    Additional Cost Items

                     TURNKEY CONSTRUCTION AND SALES CONTRACT

     This Agreement is by and between CCC OF FLORIDA, INC., a Delaware corporation, with an office at 197 First Avenue, Needham, Massachusetts 02194 (the "Seller"), and SUN HEALTHCARE GROUP, INC., a Delaware corporation with an office at 5131 Masthead Street, N.E., Albuquerque, New Mexico, 87109 (the "Purchaser") and is entered into for the purpose of reducing to a formal writing all of their understandings with respect to the construction and sale of a health care facility on certain property on Millbury Avenue, Millbury, Massachusetts (the "Premises").

     In consideration of the undertakings of each of the parties to the other,

                                  IT IS AGREED:

                                    ARTICLE I

                                 Representations

     The parties make each of the following material representations:

     Section 1.1 - Title to Premises. Prior to the transfer of title referred to in Section 3.1, the Purchaser (or its nominee) shall purchase marketable title in fee simple to the Premises consisting of approximately twenty-three (23) acres of land described in Exhibit "A". Exhibit "A" and each of the other Exhibits referred to in this Agreement shall be incorporated into this Agreement by such reference as if fully set forth in this Agreement. Purchaser shall receive a credit against the Purchase Price (as defined herein) in an amount equal to the purchase price of the Premises and all closing and acquisition costs associated therewith, to the extent included in the MCE (as defined herein).

     Section 1.2 - Encumbrances.

     (a) Purchaser acknowledges that the Premises may be subject to easements, assessments, conditions, contracts, rights, claims, encroachments, restrictions and other encumbrances as would be disclosed on a title report (the "Existing Encumbrances"), to physical conditions which would be disclosed by a survey of the Premises and to those easements, conditions, contracts, rights, licenses, encroachments, restrictions and other encumbrances approved by Purchaser resulting from Seller securing regulatory, development and construction approvals for a 154 bed skilled nursing facility and attendant site improvements.

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     (b)  Purchaser represents that it has reviewed the boundary survey, the topographical survey, geotechnical report, and hazardous waste report concerning the Premises and has visited the Premises. On and subject to the terms and conditions specified herein, the Purchaser agrees to purchase the Premises and the Facility as hereinafter defined, subject to the Existing Encumbrances, the mortgages described herein, to the physical conditions which exist and as such conditions may change during the course of construction and to those easements, conditions, contracts, rights, licenses, encroachments, restrictions and other encumbrances resulting from Seller securing regulatory, development and construction approvals for a 154 bed skilled nursing facility and attendant site improvements, provided that the same do not unreasonably interfere with the Purchaser's ownership or operation of the Facility.

     Section 1.3 - Permits and Approvals.

     (a) Seller hereby represents and warrants that the construction and operation of the Facility on the Premises are permitted uses as a matter of right in compliance with the Zoning By-Laws of the Town of Millbury, Massachusetts, provided, however, that the Facility will require a special permit to allow its construction in accordance with the Preliminary Plans, which has been issued by the Planning Board of the Town of Millbury and, provided further that a sign variance will be required for the Facility's proposed sign; which permits the construction on the Premises of a health care facility, providing for a total of up to One Hundred Fifty-Four (154) skilled nursing care beds (the "Facility") and which is currently in effect and subject to no conditions other than those set forth in Exhibit "B" and which the Seller shall take all reasonable steps to preserve in full force and effect pending completion of construction of the Facility in accordance with the terms hereof.

     (b) Seller represents that it shall make application for and use its reasonable best efforts to obtain in Purchaser's name or to the extent that any of the same are issued in the Seller's name, the Seller's name shall be deemed to be "as agent for Purchaser", prior to the date of the Closing, all governmental approvals, licenses, easements, sewer agreements, utility hookups and permits which may be needed in order to permit the construction and operation of the Facility on the Premises (the "Development Approvals"), except for the approvals, licenses, easements, sewer agreements, and permits, if any, set forth on Exhibit "B" (the "Additional Licenses")

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          provided, however, no documentation shall be signed by Seller on behalf of Purchaser without Purchaser's prior written consent which shall not be unreasonably withheld, delayed or conditioned. Seller covenants to diligently use its reasonable best efforts to obtain in Purchaser's name, or in the Seller's name as the agent for the Purchaser, all. of the Additional Licenses (other than the Facility's operating license for which the Purchaser shall be solely responsible, subject to the Seller's obligations pursuant to Sections 2.4 and 2.9 to make the Facility "licensable" from the standpoint of construction and furnishing) in an expeditious manner it being the intent of the parties that the same shall be issued concurrently with the substantial completion of the Facility. All of such Development Approvals and Additional Licenses shall be assigned to the Purchaser at the Closing (to the extent assignable). Purchaser's obligations with respect to obtaining federal, state and local government permits, consents and approvals for the Facility shall be limited to obtaining the operating license for the Facility from the Department (as defined below) and any permit or approval relating to the operation of the Facility and promptly cooperating with Seller in every respect in obtaining such permits, consents and approvals. Prior to Physical Completion, Seller shall perform or cause to be performed all of the obligations required of the owner of the Premises under the Development Approvals except those which by their terms or nature relate to post-construction or operational matters. Prior to Physical Completion all indemnifications set forth in the Development Approvals and all amounts due and payable under the Development Approvals as fees or charges relating to the construction (as opposed to the operation) of the Facility, and not as taxes or assessments, including, without limitation, all amounts deposited or to be deposited into escrow with the issuer of any such Development Approval, shall be paid by Seller out of funds provided by Purchaser, subject to the limitations set forth in Section 4.1.

     (c) Seller represents that John C. Chakalos duly obtained a Determination of Need, Project Number: 2-1205 (the "DON") from the Determination of Need Program of the Department of Public Health of the Commonwealth of Massachusetts (the "Department") permitting construction of the Facility with an original maximum capital expenditure of Seven Million Two Hundred Ninety-Five Thousand Four Hundred Twelve Dollars ($7,295,412) (1988). Seller and John C. Chakalos applied for a change of ownership of the DON to Worcester Nursing Center, Inc. ("WNC"), a wholly owned subsidiary of The Mediplex Group, Inc. ("Change of Ownership"). Such change was approved by a vote of the Massachusetts Public Health Council on February 21, 1995 and no action has been taken to appeal or reverse such approval which is final, non-appealable and currently in full force and effect. Seller has obtained an extension of the date by which the Facility must be licensed under the DON to July 1, 2000. The Seller applied for a change of site for the Facility to the Premises which was approved by letter of January 6, 1995 and no action has been taken to appeal or reverse such approval which is final, non-appealable and currently in full force and effect.

     (d)  A true and accurate copy of the DON is set forth in Exhibit "C".

     (e) For the sole purpose of permitting Seller to construct the Facility, the Purchaser grants to the Seller, to the extent required by Seller in order that the purpose of this Agreement be effectuated, the rights under the Development Approvals and any other grants of rights, permits, approvals, or licenses, which may be necessary to complete the performance of the Seller's obligations hereunder; provided, however that no transfer or assignment of any of the foregoing shall occur which is, or to the extent, prohibited by applicable law or the respective terms thereof.

     Section 1.4 - Documentation. The Seller covenants that it will provide fully and in a timely fashion all reasonable documentation required by Purchaser and Purchaser's lender supporting Purchaser's representations and covenants. Such documentation may include, but is not limited to, a copy of the DON approval; all zoning and plan approvals; all utility letters indicating positive availability of service; inventory of concessions made to any or all municipal bodies; site plan; title binders, and all other regulatory body approvals. Seller also covenants that it will, in a timely manner, provide whatever information concerning the construction of the Facility Purchaser or Purchaser's lender might reasonably require in connection with Purchaser's applications for financing for the construction of the Facility or for permanent financing of the Facility and as required by such lender in such lender's mortgage commitment. Purchaser will use its reasonable best efforts to pursue Purchaser's application for construction and permanent financing for the Facility provided, however, nothing herein shall be construed as imposing any obligation on Purchaser to finance construction of the Facility through or by a third party lender, it being understood and agreed that Purchaser may do so from its internal funds.

     Section 1.5 - Other Agreements. The Seller and Purchaser each represents to the other that neither entering into this Agreement nor performing its respective obligations hereunder will conflict with or violate any other agreements or documents by which it may be bound or to which it may be a party.

     Section 1.6 - Representations of Seller. Seller represents that it is duly organized, validly existing, and in good standing under the laws of the State of Delaware. Seller represents that it is empowered and authorized to execute, deliver, and perform its obligations under this Agreement, and, upon such execution and delivery of this Agreement, this Agreement shall be a valid, binding, and legal obligation of the Seller, enforceable in accordance with its terms and duly authorized by a vote of its Board of Directors in compliance with its certificate of incorporation and bylaws and all applicable laws of the State of Delaware.

     Section 1.7 - Representations of Purchaser. Purchaser represents that it is duly organized and validly existing under the laws of the State of Delaware and duly authorized to do business in Massachusetts. Purchaser represents that it is empowered and authorized to execute, deliver, and perform its obligations under this Agreement, and, upon such execution and delivery, this Agreement shall be a valid, binding, and legal obligation of the Purchaser, enforceable in accordance with its terms, in compliance with its certificate of incorporation and all applicable laws of the State of Delaware.

                                   ARTICLE II

                      Construction of Health Care Facility

     Section 2.1 - Control of Construction. It is the intention of this Agreement that Seller shall have sole, complete and absolute authority and discretion to decide any and all issues pertaining to the construction of the Facility, including, without limitation, the expenditure of funds, the incurring of costs and all of the other matters referred to herein; so long as the same are in compliance with the DON, the Development Approvals, Additional Licenses, the Final Plans (as defined below) and all applicable laws provided, however, that except as otherwise specifically provided herein, in no event shall Purchaser be obligated to pay Seller more than the purchase price specified in
Section 3.2. Nothing hereinbelow shall limit or qualify this authority and discretion.

     Section 2.2 - Architectural Services. Seller and the Purchaser have approved a set of the necessary plans, specifications and site plan for the Facility (the "Preliminary Plans") a copy of which is attached hereto as Exhibit "D". The Seller shall direct its architect ("Architect") to prepare final plans, specifications and a site plan (collectively the "Final Plans") based on the Preliminary Plans and the Seller shall furnish the same to the Purchaser for the Purchaser's approval as set forth below. The Purchaser shall indicate its acceptance of the Final Plans by initialing a copy of the same. The Purchaser agrees that it shall have no right to object to the Final Plans as long as the Final Plans substantially conform to the final plans prepared by John Eberle for the facility owned by Life Care Centers of America, Inc. in Auburn, Massachusetts subject to such amendments and modifications thereto as may be reflected in this Agreement or otherwise agreed upon by Purchaser and Seller (the "Auburn Plans"). Upon the payment of the Seller's requisition for the Architect's preparation of the Final Plans, the Purchaser shall have the exclusive right to use the Final Plans. If Purchaser fails to approve the Final Plans and that failure is a result of Purchaser's good faith belief that the Final Plans do not substantially conform to the Preliminary Plans and the Auburn Plans (except for changes in accordance with Section 2.4 hereof), Purchaser shall give Seller written notice specifying the areas of the alleged nonconformity. Seller may, at Seller's cost and expense, cause the Final Plans to be revised to respond to Purchaser's objections or Seller may submit the issue of such conformity to arbitration in accordance with this Section. Seller shall give Purchaser written notice of Seller's election within twenty (20) days of Seller's receipt of Purchaser's notice of such nonconformity if Seller determines to seek arbitration. Seller and Purchaser shall, within fifteen (15) days of the date of Seller's notice agree upon an architect who shall be licensed to practice in the Commonwealth of Massachusetts and shall have substantial experience in health care facility design. The architect so selected shall review the Final Plans and shall render a written decision as to whether the Final Plans substantially conform to the Preliminary Plans and the Auburn Plans (except for changes in accordance with Section 2.4 hereof) and, if not, shall state any such deficiency. Such decision shall be rendered within thirty (30) days of the selection of the architect, shall set forth in reasonable detail the reasons for the arbitrator's decision, and shall be binding upon the parties. If the arbitrator determines that the Final Plans do substantially conform to the Preliminary Plans and the Auburn Plans (except for changes in accordance with Section 2.4 hereof), then Purchaser shall be obligated to reimburse Seller for the expenses incurred by the Seller for the arbitration proceedings. If the arbitrator determines that the Final Plans do not substantially conform to the Preliminary Plans and the Auburn Plans (except for changes in accordance with Section 2.4 hereof), Seller shall reimburse Purchaser for all costs and expenses incurred by Purchaser in connection with the arbitration proceeding and Seller shall, at its sole costs and expense, cause the Final Plans to be revised in accordance with the arbitrator's written decision.

     Section 2.3 - Other Professionals and Limited Assumed Obligations. The Purchaser represents that it has not engaged any architects or any engineers, lawyers, consultants, accountants, or other professionals with respect to the Facility which either Seller or Purchaser shall be obligated to pay. Except as otherwise specifically provided herein, the Seller neither assumes nor shall be obliged for any debts, liabilities or obligations of Purchaser or related to the Premises or the Facility.

     Section 2.4 - Construction. The Seller shall construct the Facility in accordance with the Final Plans, subject to minor field changes, minor design changes, and other changes approved by Purchaser which Seller, in its discretion, deems appropriate during the course of construction and which will not result in a material and adverse change in the Final Plans, and subject to such other changes as may be approved by Purchaser, it being acknowledged and agreed that Purchaser shall have no obligation to approve any changes other than those requested by Purchaser in accordance with the provisions of Section 2.6. All work shall be done in a good and workmanlike manner and in accordance with the Federal Department of Health and Human Services standards, the DON, the Development Approvals, the Additional Licenses, and all applicable laws. The structure shall be designed as a long term care facility to be licensed for the bed complement described above and shall be constructed in accordance with the requirements in effect on the date of this Agreement of federal, state and local governmental agencies having jurisdiction of the Facility, including, but not limited to, Life Safety Code requirements imposed by the Federal Department of Health and Human Services and the requirements of the Americans with Disabilities Act. The Purchaser shall have the right to engage an architect at its own cost to inspect the actual construction to determine that construction is being performed in accordance with the Final Plans for the Facility, provided that said architect shall notify the Seller in writing of any claimed deficiencies within fifteen (15) days of any inspection. In the event the architect so notifies the Seller, the Seller and the architect shall have a period of fifteen (15) days either to agree that such a deficiency exists and on the course of corrective action or to agree to submit their dispute to binding arbitration by an independent architect selected by the Seller and the Purchaser. In the event either the Seller or the independent architect, as applicable, agrees with the Purchaser's architect that a deficiency exists, the Seller shall reimburse the Purchaser for any fees paid to the Purchaser's architect in identifying and resolving any deficiency and shall bear the costs of resolving the deficiency and any fees charged by the independent architect. In the event that either the Purchaser or the independent architect, as applicable, agrees with the Seller that a claimed deficiency does not exist, the fees of the Purchaser's architect and the independent architect, if applicable, shall be borne by the Purchaser. In all other events, such fees of the Purchaser's architect and the independent architect shall be allocated between the Purchaser and the Seller in the same proportion that the aggregate dollar amount of the disputed items submitted for arbitration that are unsuccessfully disputed by each (as finally determined by the independent architect) bears to the total dollar amount of such disputed items so submitted.

     Section 2.5 - Personal Property and Lobby Upgrade.

     (a) Exhibit "E" contains a representative list of the kinds of personal property needed for the Facility which shall be considered as "Major Movable Equipment" under the DON (the "Personal Property"). Seller will order, furnish and install the specific items of Personal Property which are selected by Purchaser in the manner described in
          Section 2.5(c), within the FFE Allowance (as defined below) to equip the Facility. The allowance for the Personal Property is Four Hundred Sixty-Two Thousand Dollars ($462,000), (the "FFE Allowance"), which FFE Allowance shall be included in the Purchase Price (as defined below).

     (b) In the event that the cost of the Personal Property which is selected by Purchaser exceeds the FFE Allowance the Seller shall use its reasonable best efforts to notify the Purchaser of the estimated amount of such excess and, unless the Purchaser notifies the Seller of any modification to the selected Personal Property which is made in order to reduce such excess cost within ten (10) days thereafter, any such excess shall be added to the Purchase Price. The Seller will, upon request, provide the Purchaser with documentation of the costs incurred by the Seller for which reimbursement is sought.

     (c) In order to reduce the risk that the Personal Property will not be delivered prior to the transfer of title contemplated herein and/or will interfere with Physical Completion (as defined below) or licensure, Purchaser understands that it must select such Personal Property as soon as practicable after execution of this Agreement but not later than approximately six (6) months prior to the estimated date of Physical Completion which date shall be set forth in a written notice from Seller to Purchaser delivered no less than twenty (20) days prior thereto.

     (d) The Purchase Price includes an allowance of Ten Thousand Dollars ($10,000) ("Lobby Allowance") to upgrade the Facility's lobby from the Final Plans. The upgrade will be in accordance with plans specified by Purchaser, which plans are set forth in Exhibit "D".

     Section 2.6 - Changes. Purchaser agrees that Seller shall also have the right to make changes in the Final Plans and in the Personal Property if required by any federal, state or local governmental authority having jurisdiction or if required due to the unavailability of any construction material or Personal Property. Purchaser shall be consulted with respect to any such changes or substitutions in the Personal Property but Seller shall have final authority to make all decisions with respect to such changes; provided that such changes result in construction, space, design, Personal Property, equipment and interior and exterior design substantially the same in overall quality to that shown on the Final Plans and provided further that such changes shall not result in an increase or decrease in the Purchase Price due pursuant to Section 3.2. Seller shall further have the right to request changes in any line item within the Schedule of Values (as defined in Section 3.3) provided that no such change shall result in an increase or decrease in the Purchase Price due from Purchaser pursuant to Section 3.2.

     Section 2.7 - Commencement of Construction. Construction of the Facility will start on or prior to October 31, 1995 or as soon thereafter as weather and ground conditions permit; provided that: (i) Seller shall have obtained all of the Development Approvals; (ii) Seller shall have satisfied all of the other conditions precedent and contingencies set forth in Section 5.1; (iii) the Purchaser shall have purchased the Premises; and (iv) neither the Seller nor the Purchaser shall otherwise be in default hereunder, prior to such date and failing such this Agreement shall be null and void and of no further force and effect and neither Seller nor Purchaser shall thereafter have any further rights or obligations hereunder, except that in such event the Purchaser at the Seller's sole cost and expense shall promptly apply to the Department for and shall diligently use its reasonable best efforts to pursue, a change of ownership of the DON to the Seller or its nominee. Seller shall commence construction promptly after the satisfaction of the conditions set forth in clauses (i) through (iv) above.

     Section 2.8 - Continuity of Construction. Construction, once undertaken, shall proceed in a continuous and reasonably expeditious manner until Physical Completion, as such term is defined in Section 2.9, is achieved, which shall not occur later that eighteen (18) months after the commencement of the construction for the Facility. For purposes hereof the phrase "Commencement of Construction" shall be defined as the later of the date of the issuance of a building permit for the Facility or the date of the purchase of the Premises by the Purchaser. To the extent that such date is beyond the time period required by the DON, the Purchaser shall use its reasonable best efforts to obtain an extension of same, and Seller shall assist it in such efforts. Any delays caused by acts of God, or fire, accident, casualty, cessation of activity due to refusal to work by labor, but only, in the case of the foregoing, if not principally attributable to the Seller's negligence or willful misconduct, or any other cause not attributable to the failure of the Seller to use reasonable care and due diligence, however, shall be excused by the Purchaser, provided that Seller shall use its reasonable best efforts to minimize any such delays and shall resume construction at the earliest possible time. In the event that the Seller does not Physically Complete the Facility within eighteen (18) months from the Commencement of Construction and such delay is not attributable

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

to a force majeure as set forth above, the Seller shall pay to the Purchaser liquidated damages of $3200 per day for each day of such delay.

     Section 2.9 - Completion of Construction.

     (a) For the purposes of this Agreement, the terms "Physical Completion" or "Physically Completed" shall mean the date on which (i) the building and improvements described and set forth in the Final Plans have been completed, (ii) the Facility shall have been approved for occupancy by the local building inspector, and by the State or local Fire Marshall in the event his approval is required as evidenced by the issuance of a certificate of occupancy which, if a temporary certificate of occupancy shall not affect the actual occupancy of the Facility by patients or the licensing of the Facility by the Department, (iii) the Facility shall have passed the so called physical plant inspection by the Department in a manner which does not prevent the licensing inspection of the Facility; and (iv) the Personal Property has been furnished such that the Facility may be licensed and such that with respect to other than patient rooms, the Facility is fully operational, provided, however that in the event of delays in the furnishing of the Personal Property occasioned by the action or inaction of the Purchaser in ordering any items of Personal Property, this subparagraph (iv) shall not be a condition in determining whether Physical Completion has occurred. Physical Completion shall be deemed to have been achieved notwithstanding that any of such officials or agencies have issued a Punch-List listing items requiring completion or correction, so long as such Punch-List does not prevent or prohibit occupancy.

     (b) Physical Completion shall also be deemed to have been achieved notwithstanding that the Purchaser may not yet have satisfied the requirements of the Department with respect to the administration of the Facility, medical supplies, medical records, nursing service and staff, dietary requirements, and other non-physical plant conditions necessary to obtain a license for the rendering of Nursing Services, so long as the Seller has furnished or installed Personal Property which is required to be furnished or installed by Seller hereunder (unless any delay in such furnishing or installation of Personal Property is caused by Purchaser) and the physical structure of the Facility satisfies the requirements for initial licensure by the Department.

     (c)  Seller will use its best efforts to notify Purchaser at least ninety
          (90) days prior to the time Seller estimates that the Facility will be Physically Completed, whereupon Purchaser will diligently proceed to fulfill all other conditions necessary for licensure and Purchaser will apply in a timely manner for all licenses and permits necessary to commence operation of the Facility. After such notice from Seller, Purchaser, to the extent necessary to perform necessary administrative activities may, so long as it does not interfere with completion of construction, enter upon the Premises in an effort to coordinate initial licensure with Physical Completion provided, however, nothing herein shall be construed as prohibiting Purchaser from entering the Premises for the purposes stated herein prior to that time with the prior consent of Seller, which shall not be unreasonably withheld.

     (d) Within sixty (60) days after Physical Completion, the Seller shall deliver the project files, as-built drawings and operation and maintenance manuals to the Purchaser.

     Section 2.10 - Purchaser's Noninvolvement. For the purpose of, and in consideration for, the Seller's obligations under this Agreement, the Purchaser hereby grants to the Seller an irrevocable and exclusive right, coupled with an interest, to possession of the Premises, the Facility and the Personal Property until such time as the Purchase Price is paid in full. Purchaser shall have access to the construction site for the sole purposes of inspecting the work and complying with the Purchaser's obligations hereunder as to licensure of the Facility, at the Purchaser's own risk while construction is in progress, provided that the Purchaser is not in default hereunder. Notwithstanding the foregoing, the Purchaser shall have no authority over Seller, and shall not be empowered to interfere or become involved with construction or require changes thereto except such changes as may be required under Section 2.4.

     Section 2.11 - Punch-List. If, at any time after the Facility has been Physically Completed, there exist any items requiring completion or correction, then the Seller agrees to use all reasonable diligence to complete or correct the items so that each conforms to the Final Plans. In furtherance but not in limitation of the foregoing, within thirty (30) days after the Facility has been Physically Completed, the Seller and the Purchaser shall inspect the Facility and shall make a Punch-List of items requiring completion or correction. The execution of this Agreement shall be deemed to be the Seller's written undertaking to complete or correct to Purchaser's reasonable satisfaction each such item within ninety (90) days after transfer of title, Seller further agreeing to permit Purchaser to complete any such items at Seller's expense if Seller has failed to complete the same within the ninety (90) day time period. In order to secure Seller's performance hereunder, each item on the Punch-List shall be assigned a reasonable value based upon the Seller's and Purchaser's good faith estimate of the cost of completion or correction of the same and Purchaser shall be entitled to withhold from the Purchase Price 120% thereof (the "Punchlist Holdback") until the later to occur of the expiration of said 90 day period or the completion of the Punch-List items by Purchaser, provided, however in the event of the completion thereof by Purchaser, the Purchaser shall be entitled to retain from the Punchlist Holdback as reimbursement for the costs incurred, an amount equal to the lesser of (i) the actual cost to correct or complete any such Punchlist item or (ii) 120% of the reasonable value assigned by the parties for the correction or completion of the same.

     Section 2.12 - Work and Warranties. Upon completion of construction, landscaping and installation of Personal Property, Seller will assign to Purchaser all warranties and guarantees received from subcontractors and suppliers of equipment and furnishings, to the extent assignable; provided, however that if the Seller remedies any defect, the Seller shall have the right to take action against the relevant subcontractors or suppliers of equipment and furnishings under any warranty assigned. Seller will remedy at its sole cost and expense any defect in construction or equipment and installation, workmanship or materials which is brought to its attention by written notice within a period of one (1) year from the date of the issuance of the Certificate of occupancy. Aside from the foregoing, Purchaser hereby waives and Seller hereby disclaims all other express and implied warranties of every kind or nature with respect to the Facility and the Personal Property, including, without limitation, waiving all IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; provided, however, nothing herein shall be construed as a waiver of any third party warranty assigned to Purchaser pursuant to the terms hereof. Within sixty
(60) days after Seller's subcontractors have been retained by the Seller, Seller shall furnish the names of all of such subcontractors who supplied equipment, labor or materials having a value in excess of Fifty Thousand Dollars ($50,000) in connection with the construction of the improvements on the Premises, after the hiring of such subcontractors. All of such subcontractors shall contract with Seller or with Seller's subcontractors for the provision of equipment, labor and/or materials for the Facility and not with Purchaser.

     Section 2.13 - Subcontractors. Seller agrees to indemnify and save Purchaser harmless from claims for payment by any subcontractor who furnishes materials or supplies or performs labor or services in the prosecution of the work pursuant to this Agreement. Seller reserves absolute discretion in the selection of subcontractors.

     Section 2.14 - Financing Arrangements.

     (a) It is contemplated by the parties that the Purchaser will provide and/or obtain construction and permanent mortgage financing from its internal funds and/or from such lenders as Purchaser deems appropriate in Purchaser's discretion so as to provide funds to Seller for the timely payment of all costs and expenses associated with the purchase of the Premises and construction of the Facility through Physical Completion. The selection of the lenders and the type of financing which may be obtained from such lenders or the decision to finance the construction internally shall be within the control and discretion of the Purchaser prior to Physical Completion; provided that any such financing shall, by its terms, allow Purchaser to comply with the payment terms of this Agreement.

     (b) The Seller and Purchaser also contemplate that the Premises and Facility, together with all fixtures, furnishing, equipment, and articles of personal property now owned or hereafter acquired by the Purchaser which are or may be attached to or used in connection with the Premises or Facility, together with any and all replacements thereto and substitutions therefor, and all proceeds thereof and all present and future rents, issues, leases, and profits of the Premises and Facility will serve as security for the payment obligations to any lenders, and that the Purchaser will be the principal obligor for the repayment of all financial obligations thereunder. Purchaser therefore, agrees to execute and deliver all commitments, promissory notes, mortgages, collateral assignments, guaranties and all other instruments, agreements, documents, certificates, affidavits, and other writings required to be executed by any lender in connection with such financing.

     (c) Seller agrees to deliver draw requests, lien waivers, construction status reports, certificates and other documentation in such form and on such terms as may be reasonably requested by Purchaser's lender(s) and such other documentation of Seller's costs as may be required by governmental bodies in connection with the development or construction of the Facility, including, without limitation, reasonable documentation of Seller's costs which may be required by governmental bodies auditing the Facility.

     (d) Purchaser shall receive a credit against the Purchase Price in an amount equal to the financing allowance to the extent included in the MCE.

     Section 2.15 - Rights to Cure. If Seller defaults or neglects to carry out its obligations under the terms of this Agreement in accordance with the terms of this Agreement and fails within thirty (30) days after receipt of written notice from Purchaser to commence and continue correction of such default or neglect with diligence and promptness, or such longer period as may be required as long as the Seller commences such cure within such thirty (30) day period and diligently prosecutes the same to completion, Purchaser may, if such default remains uncured after such thirty (30) day period and without prejudice to other remedies Purchaser may have, including, but not limited to those set forth in
Section 2.16, give a second written notice to the Seller and, seven (7) days following the receipt by the Seller of that second written notice, correct such deficiencies. In such case an appropriate change order shall be issued deducting from payment then or thereafter due Seller, the reasonable costs of correcting such deficiencies. If the payments then or thereafter due Seller are not sufficient to cover the amount of the deduction, Seller shall pay the difference to the Purchaser. Such Action by the Purchaser shall be subject to arbitration.

     Section 2.16 - Termination by Purchaser.

     (a) This Agreement may be terminated by Purchaser upon twenty (20) business days written notice to the Seller in the event that Seller stops all work on the Facility for a period of twenty (20) consecutive business days and abandons the Facility, other than as result of a Force Majeure or any other reason not within the Seller's control or a breach by Purchaser hereunder; unless Seller shall have recommenced work on the Facility continuously and diligently during the second twenty (20) business day notice period.

     (b) If Seller materially defaults under this Agreement after notice and an opportunity to cure as set forth in Section 2.15, or persistently fails or neglects to carry out the material terms of this Agreement after notice and an opportunity to cure as set forth in Section 2.15, or materially fails to perform the provisions of this Agreement in a manner that has a material adverse effect upon the construction or the progress of construction (as certified by the Architect), and Seller fails to correct the same within the cure period specified in Section 2.15, Purchaser may at Purchaser's option, terminate this Agreement.

     (c) In the event of any termination under clause (a) or (b) above, the Purchaser may without prejudice to any other remedy take possession of the Premises and of all materials, equipment, tools and construction equipment and machinery thereon owned by the Seller and finish the

          Work by whatever method the Purchaser may deem expedient. If the unpaid balance of the contract sum exceeds the expense of finishing the work and curing any defaults of Seller, the excess shall be paid to the Seller for work completed to the date of termination (including a reasonable profit therefor consistent with the terms and intent of this Agreement), but if the expense exceeds the unpaid balance, the Seller shall pay the difference to the Purchaser.

     Section 2.17 - Termination by Seller. Without prejudice to any other rights or remedies of the Seller, this Agreement, as well as any other Turnkey Construction Contract then in effect between Seller, or its affiliates, and Purchaser, or its affiliates, may be terminated by Seller in the event of a breach by Purchaser of its obligations hereunder which is not cured within thirty (30) days after written notice thereof from Seller to Purchaser; provided, however, in the event said default cannot be cured within thirty (30) days, Seller shall have no right to terminate this Agreement or any such other Turnkey Construction Contract provided Purchaser commences the cure within said thirty (30) day period and diligently prosecutes the same to completion.

                                   ARTICLE III

                                Transfer of Title

     Section 3.1 - Date of Sale. Transfer of possession of the Facility and title to the Personal Property and payment of the Purchase Price not previously paid through the Seller's requisitions shall take place contemporaneously within three (3) working days after Physical Completion (the "Closing").

     Section 3.2 - Purchase Price. The price to be paid for the construction and furnishing of the Facility ("Purchase Price") shall be equal to the final maximum capital expenditure amount allowed under the DON, as determined by the Department based upon the Contractor's submission pursuant to 105 C.M.R. l00.551(I)(l)-(5) ("MCE"), which submission is to be made within 180 days after Final Plan approval, plus: (i) Five Hundred Thousand Dollars ($500,000); (ii) the lesser of (x) the MCE divided by 142, multiplied by 12 or (y) $885,952, which is the threshold number pursuant to the formula established by the Department to the extent such amount is not included in the MCE in accordance with subparagraph (i) above; (iii) the actual out of pocket cost to the Seller of those items set forth on Exhibit "F" hereto with the understanding that the Seller will work with the Purchaser to obtain the lowest possible cost and, provided further, that the Seller shall ensure that in no event shall the cost to Purchaser of items (a) through (e) inclusive exceed a total of $265,000; and

(iv) the Electric Company Change Order, if any. The Seller will, upon request, provide the Purchaser with documentation of the costs incurred by the Seller for the foregoing items.

     Section 3.3 - Payment of Purchase Price. Prior to the purchase of the Premises by the Purchaser, the Seller and the Purchaser shall develop and agree with a schedule of values for the Facility based upon the line items in the MCE, which shall be initialled by the Seller and the Purchaser to evidence their agreement ("Schedule of Values"). Based upon applications for payment submitted to the Architect by the Seller and verified by the Purchaser, and Certificates for Payment issued by the Architect, the Seller shall submit applications for payment requesting the Purchaser or the Purchaser's lender, as the case may be, to make progress payments on account of certain items on the Schedule of Values based upon a percent complete basis as certified by the Architect to the Seller. Certain other items on the Schedule of Values will be paid as incurred. The period covered by each Application for Payment shall be one calendar month ending on the last day of the month. Each Application for Payment shall be based upon the most recent Schedule of Values submitted by the Seller and approved by the Purchaser, which approval shall not be unreasonably withheld or delayed. Applications for Payment shall show the amount due for each item shown on said Schedule of Values as of the end of the period covered by the Application for Payment. The amount of each such progress payment which is to be paid based on a percent complete basis shall be the sum of (i) the product of multiplying that portion of such item properly allocable to completed work for such item by the percentage of completion of that item, and (ii) the portion of such item properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the work or suitably stored off the site, minus the aggregate of previous payments made by the Purchaser for such item and minus such retainage as is agreed upon by the Seller and the Purchaser. Purchaser shall use its best efforts to have the Certificates for Payment approved by and paid by any lender providing construction financing. The failure by any such construction lender to approve or pay any such Certificate for Payment shall not relieve the Purchaser of the obligation to make such payment. In the event that Purchaser does not approve an Application for Payment, the Purchaser will within five (5) business days notify the Seller, in writing, of the reasons for the withholding of such approval. If Seller and Purchaser cannot agree on a revised amount within five (5) business days after Seller's receipt of Purchaser's objection the Purchaser will promptly execute an Application for Payment for the amount for which Purchaser feels is due and pay the same in accordance with the terms of this Agreement. If the Purchaser does not issue an Application for Payment or a written notification to Seller of its reason for withholding an Application for Payment in accordance with this Agreement, through no fault of Seller, within five (5) business days after the receipt by Purchaser of an Application for

Payment, then Seller may, without prejudice to any of Seller's other rights or remedies, upon seven additional business days written notice to the Purchaser, stop the work under this Agreement until payment of the amount owing has been received. Any such period of stoppage shall be added to the period of time during which Physical Completion is to occur as set forth in Section 2.8. At the time of transfer of title, the balance of the Purchase Price shall be paid by the Purchaser to the Seller by wire transfer, certified check or other mutually acceptable means.

     Section 3.4 - Form of Conveyance and Status of Title. The Personal Property shall be conveyed by Seller to Purchaser by warranty bill of sale, which shall be in form and substance acceptable to Seller and Purchaser. The Personal Property may be subject to the security interests described in Article II. Seller shall pay all conveyance or transfer taxes payable in connection with such conveyance under the laws of the Commonwealth of Massachusetts.

     Section 3.5 - Certain Purchase Price Additions or Rebates. In the event that at any time after the execution of the Agreement the Purchaser enters into an agreement with the provider of electrical utility services to the Facility ("Electric Company") under the terms of which the Electric Company gives the Purchaser a credit, rebate, offset or payment for contracting with such Electric Company, then such credit, rebate, offset or payment, shall be an addition to the Purchase Price ("Electric Company Change Order"), in the event such credit, rebate, offset or payment to the extent allocable to the Facility is received by the Purchaser made prior to the Closing, or alternatively, if such credit, rebate, offset or payment is received by the Purchaser after the Closing, then the Purchaser shall pay a sum in the amount of such credit rebate, offset or payment to the extent allocable to the Facility to the Seller ("Electric Company Payment") within ten (10) days after Purchaser's receipt thereof; provided, however, that the amount of any Electric Company Change Order or Electric Company Payment shall not exceed the Seller's cost of bringing electric utilities from the property line of the Premises to the Facility plus a reasonable allocation of Seller's overhead thereon. Any amount in excess of such costs plus overhead shall be retained by the Purchaser.

                                   ARTICLE IV

                     Additional Responsibilities of Parties

     Section 4.1 - Seller's Responsibilities. In addition to its obligations elsewhere expressed in this Agreement, the Seller shall have the following responsibilities:

     (a) To obtain and pay for, as part of the Purchase Price, necessary building permits and the Certificate of occupancy.

     (b) To pay for, as part of the Purchase Price, all labor and material set forth in the Final Plans and to pay, subject to the FFE Allowance included as part of the Purchase Price, with funds provided by Purchaser, for the Personal Property to be provided.

     (c) The Seller shall at all times, commencing with the date upon which construction begins, carry, or shall cause a subcontractor of Seller to carry, the following types of insurance with an insurance carrier or carriers reasonably acceptable to Purchaser and/or the Purchaser's lender:

          (i) Worker's compensation insurance fully covering all persons engaged in the performance of this Agreement, in accordance with applicable law.

          (ii) Public liability insurance covering death or bodily injury with limits of not less than $300,000 for one person and $1,000,000 for any one accident or disaster; and property damage coverage limits of not less than $100,000; all of which insurance shall name the Purchaser and the Purchaser's lender as additional insureds

          (iii) "Builders Risk" insurance against damage or destruction by fire and full extended coverage, including vandalism and malicious mischief, covering all improvements to be erected hereunder and all materials for the same which are on or about the Premises, in an amount equal to the full insurable value of such improvements and materials; such insurance to be payable to Seller, Purchaser and Purchaser's lender, if applicable, as their interests may appear, with standard mortgage endorsement to Purchaser's lender or its assigns as mortgagee; and such insurance to be paid for as part of the Purchase Price.

          (iv) Comprehensive general liability insurance under a primary policy and umbrella policy with limits not less than $5,000,000 which will include the following:

                    (a)  Contractor's Liability;
                    (b)  Contractual Liability;
                    (c)  Owners and Contractors Protective Liability;
                    (d)  Completed Operations Liability;

                    (e)  Products Liability; and
                    (f)  Personal Injury.

               The Seller shall furnish to the Purchaser and Purchaser's lender if required by such lender, certificates of insurance or duplicate policies of insurance as set forth in Subparagraphs
               (i), (ii), (iii) and (iv) hereof. Each of such policies shall, if the insurance carriers so permit, contain a provision to the effect that they may not be canceled except upon ten days prior written notice to the Purchaser and Purchaser's lender.

     (d)  At the time of transfer of title, Seller shall deliver to Purchaser:

          (i) duly executed waivers of mechanic's liens signed by each subcontractor which provided labor or materials on the project; or

          (ii) reasonable proof of payment or proof of a provision for payment to such contractors; or

          (iii) an indemnification to Purchaser with respect to same; and

          (iv) an affidavit to the title insurance company enabling Purchaser to obtain title insurance coverage insuring the Purchaser and its lender, if any, against collection or enforcement of mechanics liens against the Premises;

          (v) such other documents or instruments as Purchaser or its lender may reasonably require of Seller.

     Section 4.2 - Purchaser's Responsibilities. In addition to its obligations elsewhere expressed in this Agreement, the Purchaser shall have the following responsibilities:

     (a) To finance or obtain commitments for third party financing for the contemplated construction and equipping of the Facility, including the furnishing of financial statements, providing an appraisal of the Premises and Facility and the execution of applications, notes, mortgages, assumption agreements and other documents reasonably necessary to effectuate such financing.

     (b) To hire all professional and other staff personnel required for the operation of the Facility in sufficient time to permit initial licensure by the Department at the date of Physical Completion.

     (c) To pay to Seller, in addition to the Purchase Price, the costs for correcting unusual site conditions in excess of the final MCE allowance, as amended, for site costs as set forth in the DON, provided such site conditions are not identifiable by the Seller after the exercise of reasonable due diligence at the time the Premises are acquired. The Seller will work with the Purchaser to obtain the lowest possible cost to correct such site conditions and will charge the Purchaser only for the Seller's actual cost. The Seller will, upon request, provide the Purchaser with documentation of the additional site costs incurred by the Seller and for which reimbursement is sought from the Purchaser. The Seller shall use its best efforts to increase the MCE by the amount of such costs.

     (d) To keep the DON in full force and effect as the holder thereof and to not assign the DON without the prior written consent of the Seller.

     Section 4.3 - Indemnification. The Seller hereby agrees to indemnify, defend and hold the Purchaser harmless from all costs, expenses, liabilities, claims, and demands including, but not limited to, reasonable attorneys fees, for personal injury or property damage arising out of or caused by any act or omission of Seller, its subcontractors, agents, or employees, or arising in or about the Premises at any time from the date of this Agreement until transfer of title, arising out of or caused by any act or omission of Seller, its subcontractors, agents, or employees. The Seller further covenants to use proper care and caution in the performance of its work hereunder so as not to cause damage to any adjoining or adjacent property, and the Seller shall indemnify, defend and hold the Purchaser harmless from any costs, expenses, liabilities, claims, or demands for damage to such adjoining or adjacent property arising out of or caused by any act or omission of Seller, its subcontractors, agents, or employees.

                                    ARTICLE V

                                  Contingencies

     Section 5.1 - Required Occurrences. This Agreement and the undertakings of Seller and Purchaser shall be contingent upon the occurrence of each of the following:

     (a) Additional Approvals. Licenses. Permits. and Easements. All of the Development Approvals shall have been obtained on or before October 31, 1995.

     Section 6.2 - Representations. None of the parties shall be bound by any promises, representations, or agreements except as herein expressly set forth.

     Section 6.3 - Amendments. This Agreement may not be amended, waived, modified, altered or changed in any respect whatsoever except by a further agreement, in writing, executed by each of the parties.

     Section 6.4 - Joint Effort. The preparation of this Agreement has been a joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

     Section 6.5 - Brokers. Each of Seller and Purchaser represents and warrants to the other that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated hereby or referred to herein; and agrees to indemnify and hold and save the other harmless from any claim or demand for commission or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

     Section 6.6 - Assignment. Purchaser shall have no right to assign its rights nor delegate its obligations under this Agreement to another entity or person without the prior written consent of Seller, other than to a wholly owned subsidiary of Purchaser, provided however that the Purchaser shall, in such event remain liable for its obligations hereunder.

     Section 6.7 - Notices. All notices which may be given to any of the parties hereunder shall be in writing and shall be hand delivered or sent by registered or certified mail, return receipt requested, or by Federal Express, and postage prepaid as follows:

     (a) In the event that notice is directed to Purchaser, it shall be sent to it at the address set forth above and a copy therefore sent to Randi Nathanson, Esq. at The Nathanson Group, 1411 Fourth Avenue, Suite 905, Seattle, WA 98101 or at such other address or addresses Purchaser shall from time to time designate by notice to Seller.

     (b) In the event that notice is directed to Seller, it shall be sent do Abraham D. Gosman, President, 197 First Avenue, Needham, MA 02194, and a copy thereof mailed to do Richard S. Mann, Esq., Corporate Counsel, at the same address; or at such other address or addresses as Seller shall from time to time designate by notice to Purchaser.

     (b) Title. An owner's title insurance policy commitment and Class A-2 survey which has been obtained by the Seller which confirms in the reasonable judgment of Purchaser that there are no exceptions or conditions which would render title to the Premises unmarketable or which will prohibit or materially restrict the construction or operation of the Facility or which would prevent an institutional lender from closing a construction or permanent mortgage loan for the Facility in the usual course of its business shall be approved by the Purchaser.

     (c) Additional Due Diligence Regarding the Premises. The Seller shall have received satisfactory additional due diligence information concerning the Premises, including soil tests and utility service confirmations to the extent not currently available.

     (d) Environmental Conditions. The Seller shall have secured and delivered to Purchaser a site assessment which confirms, in the reasonable judgment of Purchaser, that the Premises comply with applicable state and federal environmental laws.

     Section 5.2 - Failure of Contingencies. In the event that any one or more of the contingencies set forth in this Article is not satisfied, waived or deferred by Purchaser and Seller in writing, within the applicable period of time set forth above, then, upon Notice, either party may terminate this Agreement. In such event, neither party shall have further responsibility or liability to the other except that the Purchaser shall, at Seller's cost and expense, promptly apply for, and diligently use its reasonable best efforts to obtain from the Department, a change of ownership of the DON to the Seller or its nominee. Seller reserves the right, at its option, to waive or defer any one or more of the conditions precedent.

                                   ARTICLE VI

                              Concluding Provisions

     Section 6.1 - Entire Agreement. All prior understandings, letters of intent, and agreements between the parties are merged in and superseded by this Agreement (including all Exhibits hereto), which alone fully and completely. expresses their understanding with respect to its subject matters.

The effective date of any such notice shall be the earlier of actual receipt by the addressee or three (3) days after such notice is properly deposited for mailing.

     Section 6.8 - Arbitration. Any dispute or controversy arising between the parties involving the interpretation or application of any provisions of the Agreement, or arising out of this Agreement, or concerning the construction of the proposed Facility or the furnishing thereof may be submitted to and determined by arbitration in accordance with the rules of the American Arbitration Association then in effect.

     Section 6.9 - Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

     Section 6.10 - Successors. Subject to the limitations on assignment set forth in Section 6.6, this Agreement shall be binding upon the parties hereto, their respective heirs, executors, administrators, successors, and assigns.

     Section 6.11 - Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same instrument.

     Section 6.12 - Severability. The invalidity or unenforceability of one or more of the phrases, sentences, provisions, clauses, Sections or Articles contained in this Agreement shall not affect the validity or enforceability of the remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

     Section 6.13 - Effective Date. This Agreement shall be deemed to be effective as of the date hereof.

     Section 6.14 - No Offer. The delivery of an unexecuted copy of this Agreement shall not be deemed an offer. No rights are to be conferred upon any party until this Agreement has been executed and delivered to each party.

     Section 6.15 - Attorney Fees. In the event of a dispute between the parties with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

     Section 6.16 - Survival. Each of the representations, warranties and indemnifications of the parties hereto shall survive the Closing or the termination of this Agreement for a period of one (1) year from the date of the Closing or such termination, as the case may be; provided, however, that the monetary obligations of the parties will be paid in accordance with Section 2.16(c) in the event of a termination of this Agreement by Purchaser pursuant thereto.

     Section 6.17 - Cooperation with Purchaser's Third Party Lender. Notwithstanding anything set forth herein to the contrary, Seller agrees to comply with the procedural requirements which Purchaser's unrelated third party lender may impose in connection with the funding of the loan proceeds, provided that such requirements are reasonable and customary in light of the amount and nature of the loan and do not materially and adversely affect Seller's rights hereunder.

Dated this 19th day of October, 1995 and executed under seal.

     Witness:                           SUN HEALTHCARE GROUP, INC.

     /s/Lenora K. Stevens               By   /s/ [Illegible]
     -------------------------               -------------------------
                                             Its
                                             Duly Authorized
     /s/Alicia Lopez
     -------------------------

     Witness                            CCC OF FLORIDA, INC.

     /s/ [Illegible]                    By   /s/ [Illegible]
     -------------------------               -------------------------
                                             Its V.P.
                                             Duly Authorized
     /s/Mary G. Maressa
     -------------------------

                                    EXHIBIT A

A certain parcel of land with the buildings thereon situated in Millbury, Worcester County, Massachusetts on the easterly side of Millbury Avenue a short distance southerly of the Worcester-Millbury town line, bounded and described as follows:

     BEGINNING at a stone wall on the easterly side of Millbury Avenue at land of one Peckerstein;

     THENCE Northeasterly by a stone wall and land of said Peckerstein about thirteen hundred fifty-six (1356) feet to land formerly of Philip J. Adams;

     THENCE still Northeasterly by Philip J. Adams land five hundred thirty-six
(536) feet to an iron pin;

     THENCE Southeasterly by other land formerly of Adams about eight hundred fifty (850) feet to an iron pin;

     THENCE South 19 degrees 04' West four hundred fifty-one and 6/10 (451.6) feet to a stake near the east end of a stone wall at land now or formerly of Consolidated Distributors, Inc.;

     THENCE South 78 degrees 04' 40" West three hundred nine and 7/10 (309.7) feet by a stone wall;

     THENCE South 77 degrees 09' 30" West five hundred five and 8/10 (505.8) feet by a stone wall;

     THENCE South 53 degrees 38' 30" West one hundred three and 44/100 (103.44) feet by a stone wall;

     THENCE South 21 degrees 32' 30" East ten and 16/100 (10.16) feet to another stone wall;

     THENCE South 64 degrees 26' 20" West four hundred one (401) feet by a stone wall;

     THENCE North 63 degrees 57' 10" West one hundred three and 37/100 (103.37) feet by a stone wall;

     THENCE South 71 degrees 23' West two hundred thirty and 56/100 (230.56) feet to a brook, said course being by a stone wall;

     THENCE South 76 degrees 54' 30" West three hundred three and 97/100 (303.97) feet to an iron pipe;

                             Exhibit A - Page 1 of 2

     THENCE North 80 degrees 33' 50" West sixty-five and 14/100 (65.14) feet to an iron pipe;

     THENCE South 76 degrees 31' West one hundred thirty-one and 46/100 (131.46) feet to an iron pipe in the easterly line of Millbury Avenue, three hundred sixty-two and 87/100 (362.87) feet northerly from a Worcester County highway bound defining the southerly end of a twelve hundred sixty-six and 80/100 (1266.80) foot radius curve in the easterly line of said Millbury Avenue;

     The last ten courses being by land now or formerly of Consolidated Distributors, Inc.

     THENCE Northerly four hundred sixteen (416) feet, more or less, by the easterly line of Millbury Avenue to the place of beginning.

     Excepting and excluding the premises conveyed by Bertis H. Adams to Donald
G. Gover and Julia E. Gover by deed dated August 13, 1965 and recorded at the Worcester District Registry of Deeds in Book 4591 at Page 395.

     Also excepting and excluding the premises conveyed to Laurence St. Martin by deed of Bertis H. Adams dated May 14, 1951 and recorded at said Registry in Book 3339 at Page 199.

     Also excepting and excluding the premises conveyed by Edith S. Adams to Donald G. Gover, et ux, by deed covering premises shown on plans recorded at said Registry in Plan Book 510, Plan 87, said deed being recorded at said Deeds in Book 7895 at Page 343.

     Also excepting and excluding the premises conveyed by Pleasant Realty and Equipment of Grafton, Inc. to Forrow Builders, Inc. by deed dated October 21, 1983 recorded at said Registry in Book 7962 at Page 206.

                             Exhibit A - Page 2 of 2

                                   Exhibit "B"

                               Additional Licenses

1. Operating License for the Facility from the Department of Health of the Commonwealth of Massachusetts.

                                    EXHIBIT C

                [Letterhead of The Commonwealth of Massachusetts]

                                          August    , 1989

                                          CERTIFIED MAIL
                                          RETURN RECEIPT REQUESTED

John Chakalos                             NOTICE OF DETERMINATION OF NEED
52 Overlook Drive                         PROJECT NUMBER 2-1205
Windsor, Conn.  06095                     Heritage Manor Nursing Home
                                          (New construction of 142 bed facility)

     At their meeting of July 25, 1989, the Commissioner and the Public Health Council, acting together as the Department, voted pursuant to M.G.L., c.111, s.25C and the Regulations adopted thereunder to approve in part with conditions the Heritage Manor Nursing Home's application for Determination of Need. The application proposes new construction of a 142 bed (82 Level II and 60 Level
III) facility with a 20 slot Adult Day Care Program on Gold Street, Shrewsbury, MA. This Notice incorporates by reference the Staff Summary and proceedings of the Public Health Council regarding this project.

     The total gross square footage associated with this project is 59,300 which includes 56,800 gsf for the Nursing Home component and 2,500 gsf for the Adult Day Care Program. The revised maximum capital expenditure associated with this project is $7,293,412 (September 1988 dollars) itemized as follows:

          Construction Costs:
          Land Acquisition and Development                  $1,380,480
          Construction Contract                              4,554,240
          Site Survey and Soil Investigation                    28,800
          Architectural and Engineering Costs                  129,600
          Major Moveable Equipment                             381,696
          Pre-filing Planning and
          Development Costs                                     50,000
                                                            ----------
                    Total Construction Costs                $6,524,616

Heritage Manor Nursing Home            -2-                    Project No. 2-1205

          Financial Costs:
          Net Interest Expense During Construction            419,676
          Cost of Securing Financing                          349,920
                                                          -----------
            Total Financing Costs                             768,596
          Estimated Total Capital Expenditure             $ 7,293,412
          Less Equity Contribution                           (729,341)
                                                          -----------
          Total Amount to be Financed                     $ 6,564,071

     The estimated impact on the Massachusetts Medicaid budget resulting from this project is $1,763,430 (September 1988 dollars). The estimated incremental operating cost projected for this project is $4,726,254 (September 1988 dollars) itemized as follows;

          Salaries and Wages                                $1,978,480
          Fringe Benefits                                      316,557
          Purchased Services                                   413,864
          Supplies                                             811,442
          Depreciation                                         232,330
          Interest                                             973,581
                                                            ----------
            Total Estimated Operating Costs                 $4,726,254

     These operating expenses are only projections. All operating expenses are subject to further review by the Rate Setting Commission and third party payors according to their policies, rules and regulations.

     This determination is subject to the following conditions, in addition to the terms and conditions set forth in DoN Regulation 105 CMR 100.551:

     1. The applicant shall accept the approved Maximum Capital Expenditure of $7,293,412 (September 1988 dollars) as a final cost figure except for those increases allowed pursuant to 105 CMR 100.751 and 752.

     2. The applicant shall contribute 10% in equity of the final approved Maximum Capital Expenditure.

     3. Prior to licensure of the new facility, the applicant shall enter into an affiliation agreement with the appropriate Home Health Care Corporation, Department of Mental Retardation and Mental Health, and the Commission for the Blind. The agreement shall address mutual referral and non-institutional services for the nursing home residents and home care clients.

     4. Upon licensure of the 142 beds, the Heritage Manor Nursing Home shall admit a minimum of 60% Massachusetts Medicaid patients to those beds.

Heritage Manor Nursing Home            -3-                    Project No. 2-1205

          One year after the 142 beds are licensed, the Heritage Manor Nursing Home shall maintain a Massachusetts Medicaid patient occupancy rate in those beds which is equal to or greater than the regional average as determined periodically by the Department of Public Welfare. The condition sets only a minimum level of Massachusetts Medicaid resident occupancy. Heritage Manor Nursing Home is prohibited from discriminating in its admissions based upon an individual's source of payment regardless of whether the minimum level of Medicaid occupancy is attained. Such discrimination violates both state and federal law and regulations.

     5.   The total gross square feet (gsf) for this facility shall be 59,300:
          56,800 new construction for Nursing Home component and 2,500 gsf for the Adult Day Care Program.

     6. Heritage Manor shall adhere to the terms of 105 CMR 100.552(B) by filing a progress report regarding compliance with the above conditions with the DoN Program Director two years after implementation of this project. The report shall be filed annually, thereafter.

     The applicant is in agreement with all of the above conditions.

     The reasons for this approval in part with conditions are as follows:

     1. The Department found that the applicant engaged in an adequate health planning process.

     2. The Department found need for 82 Level II beds and 60 Level III beds in region II, based upon the 1995 population projections of the Department and the January 1988 Long Term Care Guide.

     3. The Department found the revised MCE of $7,293,412 (September 1988 dollars), incremental operating costs of $4,726,254 September 1988 dollars), and the impact on the Massachusetts Medicaid budget of $l,763,430(September 1988 dollars) to be reasonable, based on previously approved projects of similar scope and compliance with relevant DoN Standards and criteria.

     4. The Department found that the project met the standards compliance factor of the DoN Regulations.

     5. The Department found that the project met the operational objectives factor of the DoN Regulations.

     6. The Department found the project financially feasible and within the financial capability of the applicant.

     7. The Department found that the proposal met the relative merit factor of the DoN Regulations.

Heritage Manor Nursing Home            -4-                    Project No. 2-1205

     8. This is one of four comparable applications which together propose to add 328 Level II and 202 Level III beds to HSA II. Department found that all four comparable applications are capable of being approved in part, in accordance with 105 CMR 100.537, since they satisfy the eight
          (8) factors of the DoN Regulations

     The Glen McGhee Ten Taxpayer Group (TTG) registered in opposition to this proposal. A public hearing was held on May 25, 1989, in Shrewsbury, MA at the request of the TTG. The major comments of the TTG concerned the following: commercial enterprise in an area zoned for residential buildings; impact of the project on traffic, parking, safety, property value, town's sewage, water supply and other services.

     In response to these comments, the Department found that zoning and the Project's impact on the community are not within the purview of the Department, but are more appropriately addressed by the Town of Shrewsbury.

     This Determination is effective twenty (20) days from receipt of this Notice. The Determination is subject to the conditions set forth in Determination of Need Regulation 105 CMR 100.551 including motions 100.551 (C) and (D), which read in part:

     (C) ... such determination shall be valid authorization only for the project for which made and only for the total capital expenditure approved.

     (D) The determination...shall be valid authorization for two (2) years or such other period as the Department may specify. Such determination shall expire if not extended by the Department for good cause shown(105 CMR 100.756)...Within the period of authorization, the holder shall make substantial and continuing progress toward completion; however, no construction may begin until the holder has received final plan approval in writing from the Division of Health Care Quality. If substantial and continuing progress toward completion is not made during the authorization period, the authorization shall be subject to revocation by the Department pursuant to 105 CMR 100.700.

     Please note that any party wishing to appeal the Department's action stated above must file a claim of appeal with the Health Facilities Appeals Board,
Attention: William Kaleva, Administrator, Boston University School of Law, 765 Commonwealth Avenue, Boston, MA 02215, within fourteen (14) days of receipt of this Notice. Each Appellant must include a statement that the appeal is not knowingly interposed for delay and must comply with the board's "Rules of Procedure" available upon request from the Board. A copy of any claim of appeal filed with the Board must be served upon this Department through its General Counsel, 150 Tremont Street, Ninth Floor, Boston, MA 02111.

     To proceed with licensure of the 82 Level II and 60 Level III beds, please contact, in writing:

Heritage Manor Nursing Home            -5-                    Project No. 2-1205

          Margery Eramo
          Department of Public Health
          Division of Health Care Quality
          80 Boylston Street, Suite 1100
          Boston, MA  02111

                                        FOR THE PUBLIC HEALTH COUNSEL

                                        /s/ Linda M. Travis
                                        ------------------------
                                        Linda M. Travis
                                        Secretary to the Council

LT/jw

cc:  Susan Flanagan, Rate Setting Commission
     Margery Eramo, Division of Health Care Quality
     Susan McDonough, Department of Elder Affairs
     Shelby Mudarri, Department of Public Welfare
     David Cavalier, Program Analyst
     Ahmad Sharbatoghlia, Program Analyst
     Public File No. 2-1205
     Decision Letter File
     Comparable applicants: Projects #2-1208, 2-1220, 2-1225
     MIS
     Ten Taxpayer Groups

                [Letterhead of The Commonwealth of Massachusetts]

                                                       September 20, 1991

David T. Hannan, President
Columbian Long-Term Care Associates
73 Columbian Street
Weymouth, Massachusetts 02190

                                                  AR-3-92
                                                  Determination of Need

Dear Mr. Hannan:

     This is in response to your inquiry concerning the reimbursement of construction and other costs relating to a new facility which exercises its right to expand by up to twelve additional beds.

     You have indicated that you have applied for an exemption from the Determination of Need process to build a 142 bed facility. You have also indicated that the project may have to be technically limited to only 130 beds but could be expanded by up to twelve beds pursuant to both state statute and Determination of Need regulations. While if successful, you will be granted approval for 130 beds with a corresponding Maximum Capital Expenditure (MCE) amount, you have asked, if the expansion is made simultaneous to the construction. will the Rate Setting Commission reimburse the full cost of up to 142 beds?

     The commission considered your request at its meeting on September 19, 1991.

     It is the opinion of the Commission that, if approved by the Public Health Council, you will be reimbursed for the construction of 130 beds up to the amount of the Maximum Capital Expenditure so established by the Determination of Need Program. In addition, you would then have the right under chapter 111, section 25B to expand the facility by up to twelve beds in amounts not to exceed the lower of a) the cost per bed of the original 130 beds as approved within the Maximum Capital Expenditure or b) $800,000. This additional amount would also be reimbursable, notwithstanding the fact that the entire 142 beds were constructed simultaneously.

     Any expenditures in excess of the sum of that Maximum Capital Expenditure plus the above referenced incremental allowable costs would, of course, be disallowed. Consistent with previous advisory rulings, the Commission does not expect to reimburse for any additions, including equipment, during the first year of operations.

     While your inquiry relates to an applicant who is exempt from the Determination of Need process for reasons of location in an "urban underbedded area", it is the opinion of the commission that the same principles would apply to those who are subject to the Determination of Need process.

     In reaching this opinion, the Commission has relied upon the facts as you have presented them and has not conducted an independent study or review. Furthermore, the Commission reserves the right to review this advisory opinion, once. presented with a specific situation.

                                        Sincerely,

                                        /s/ Paula R. Griswold
                                        ---------------------
                                        Paula R. Griswold
                                        Chairman
                                        Rate Setting Commission

                [Letterhead of The Commonwealth of Massachusetts]

                                                  March 23, 1993

                                                  CERTIFIED MAIL
                                                  RETURN RECEIPT REQUESTED

Mr. Richard T. Fleming                            NOTICE OF PUBLIC HEALTH
80 Park Street                                    COUNCIL ACTION
Brookline, MA  02146                              PREVIOUSLY APPROVED
                                                  DoN #2-1205
                                                  Heritage Manor Nursing Home

Dear Mr. Fleming:

     At their meeting of February 23, 1993, the Commissioner and the Public Health Council, acting together as the Department voted pursuant to M.G.L., c.111, s.25C and the Regulations adopted thereunder to approve with conditions the extension of the DoN authorization period for Determination of Need Project #2-1205 referenced above.

     The reason for the Public Health Council's action is as follows:

     The Department found good cause was shown for granting the extension of the DoN authorization period for Project #2-1205 pursuant to DoN Regulations 105 CMR l00.551(E1/2)(1)(a)1. The holder was unable to make substantial and continuing progress within the period of authorization because of unreasonably excessive delay on the part of the Department in processing the request.

     Written comments submitted by Mountain, Dearborn, & Whiting, Counselors at Law, representing Shrewsbury Nursing Home, Inc. objected to the request for extension of the authorization period because the holder did not meet the requirements for granting of an extension due to failure to make substantial and continuing progress; and because transfer of site is not good cause for granting a DoN extension.

     The Department determined that the objections were unwarranted as substantial and continuing progress towards completion is not a prerequisite to an extension, in fact, an extension would not be needed if a holder were engaged in such progress. Additionally, the holder alleged in its filing unreasonably excessive delay on the part of the Department in processing transfer of site requests.

Heritage Manor Nursing Home              -2-                     Project #2-1205

     The conditions of approval are as follows:

     1. All conditions attached to the original and amended approval of this project shall remain in effect.

     2. The DoN authorization period shall be extended from September 24, 1992 to February 23, 1994.

                                        FOR THE PUBLIC HEALTH COUNSEL

                                        /s/ Linda M. Travis
                                        ------------------------
                                        Linda M. Travis
                                        Secretary to the Council

LT/bw

cc:  Robert Driscoll, Rate Setting Commission
     Jean Pontikas, Division of Health Care Quality
     Public File #2-1205
     Compliance File
     Decision Letter File

                                John C. Chakalos
                                52 Overlook Drive
                                Windsor, CT 06095

                                                  October 13, 1993

Ms. Joyce James, Program Director
Determination of Need Program
Massachusetts Department of Public Health
2nd Floor                                         John C. Chakalos
150 Tremont Street                                Heritage Manor Nursing Home
Boston, MA 02111                                  Project #2-1205

Dear Ms. James:

This is a Request for a Transfer of Ownership of the approved but not yet implemented Determination of Need, Project #2-1205, held by John C. Chakalos to Worcester Nursing Center, Inc. under Determination of Need Regulation 105 CMR l00.710, as set forth herein.

Thank you very much for your consideration.

                                                  Sincerely yours,

                                                  /s/ John C. Chakalos
                                                  --------------------
                                                  John C. Chakalos
                                                  Holder

This statement is, to the best of my knowledge and belief, accurate and true. Signed on the 13th day of October 1993 under the pains and penalties of perjury.

                                                  /s/ John C. Chakalos
                                                  --------------------
                                                  John C. Chakalos

Copies: Rate Setting Commission, 2 Boylston Street, Boston, MA 02116 Department of Elder Affairs, 1 Ashburton Place, Boston, MA 02108 MDPH, Division of Health Care Quality, 10 West Street,
          Boston, MA 02111

--------------------------------------------------------------------------------
The Mediplex Group, Inc.
15 Walnut Street
Wellesley, MA  02181
(617) 446-6900

                                        November 22, 1993

Ms. Joyce James
Program Director
Determination of Need Office
Department of Public Health
150 Tremont Street
Boston, MA 02111

RE:  Determination of Need Project No. 2-1205
     Shrewsbury, MA

Dear Ms. James:

     This is a request pursuant to 105 CMR 100.756 for an amendment to Determination of Need Project #2-1205 to extend the authorization period thereof pursuant to 105 CMR 100.551(D) for good cause in that pursuant to 105 CMR
100.551 (E-1/2(1)(a), the applicant is unable to make substantial and continuing progress within the period of authorization because of action of general application by a branch of local government.

     The applicant has sought to build this project in conjunction with the replacement of the beds of Worcester County Hospital in a combined medical campus to be located in Worcester. The applicant has been unable to proceed pending the decision of the Worcester County Commissioners regarding the replacement of the hospital beds. The action of the Worcester County Commissioners in making a determination concerning the replacement of the hospital beds, in accordance with laws applicable to county governments, is an action of general application by a branch of local government.

     It is important to note that during this time the applicant has proceeded to attempt to implement this project by prosecuting diligently to completion all matters that are prerequisites to making substantial and continuing progress within the period of authorization.

Ms. Joyce James
November 22, 1993
Page 2

     The applicant respectfully requests that the Department extend the period of authorization until one year from its action on their request.

                                        Sincerely,

                                        /s/ Joel A. Kanter
                                        Joel A. Kanter, Ph.D.
                                        Senior Vice President/Development

Enclosure

cc:  Division of Health Care Quality

TELEGRAM 7 GAZETTE
November 20, 1993

================================================================================

                        PUBLIC ANNOUNCEMENT CONCERNING
                            A HEALTH CARE FACILITY

John C. Chakales, 52 Overlook Drive, Windsor, CT 06095 and 349 Haydenville Road, Leeds, MA 01045, intends to file with the Massachusetts Department of Public Health on or about November 23, 1993 an amendment to extend the Determination of Need authorization period for good cause of the approved but not yet implemented DoN Project #2-1205. The project consists of a new long term care facility with 142 beds (82 Level II beds and 60 Level III beds) and space for 20 Adult Day Health Program participants. The project was approved for a site at Parcels 28, 31 and 31-1 on Shrewsbury Assessor's Map Plate 41, Gold Street, Shrewsbury; a transfer of site amendment from this address is pending before the Department of Public Health and an amendment to that transfer of site request is planned to be filed following consultation with the Department. There will be no change in the Estimated Capital Expenditure as a result of this amendment.

Persons who wish to comment on the proposed amendment must submit written comments within twenty (20) days of the filing date of the request to the Department of Public Health, Attention: Program Director, Determination of Need Program, 150 Tremont Street, Boston, MA 02111. The proposed amendment may be inspected at such address.

================================================================================

Page A7

--------------------------------------------------------------------------------

                        PUBLIC ANNOUNCEMENT CONCERNING
                            A HEALTH CARE FACILITY

                                  [ILLEGIBLE]

--------------------------------------------------------------------------------

Legal Notice
------------
Page C11

                AFFIDAVIT OF TRUTHFULNESS AND PROPER SUBMISSION

John C. Chakalos
--------------------------------------------------------------------------------
                              (Name of Applicant)*
     349 Haydenville Road, Leeds, MA 01045 and
     52 Overlook Drive, Windsor, CT 06095
--------------------------------------------------------------------------------
                             (Address of Applicant)

hereby makes application for a determination of need under Chapter III or IIIB of the General Laws and the Massachusetts Determination of Need Regulations

for: _____ original licensure
     _____ Substantial capital expenditure
     _____ Substantial change in service
                                                  X   Extension of DoN
                                                 ---  Authroization Period
respecting a: ____ hospital
               X   long term care facility
              ----
              ____ clinic
              ____ other (specify) ________________________________

for the development of:

                  Heritage Manor Nursing Home/Project #2-1205
--------------------------------------------------------------------------------
                       (Name of facility and/or program)

at the following address: Parcels 28, 31 and 31-1 on Shrewsbury Assessor's Map
          Plate 41, Gold Street, Shrewsbury, MA
----------------------------------------------------------------------------
                               (Street and Town)

Type of Ownership:

     _________ City             __________ State
     _________ Country          __________ Private Nonprofit Organization

Proprietary:

           X   Individual       __________ Partnership
     ---------
     _________ Corporation

with the following estimated capital expenditure (Section 100.020 of the Regulations) $ 7,293,412. (in September 1988 dollars)

*All persons participating in Joint Venture DoN applications (e.g., applications with two or more corporations) should be aware that each person who comprises the "applicant" will have to be named on the license. In addition, any subsequent changes in ownership of any person comprising the licensee will require compliance with the relevant change of ownership procedures.

All joint venture applicants should carefully evaluate the effect these requirements will have on their future activities.

I, the undersigned, certify that

1.   I have read the Massachusetts Determination of Need Regulations.

2. I have read this application for Determination of Need including all exhibits and attachments, and the information contained therein is accurate and true.

3. I have submitted the required copies of this application to the Determination of Need Program and to all relevant agencies (see below*) as required.

4.   I have caused notice to be published as required by Sections
     100.330-100.332 of the Regulations. The notice, true copies of which are enclosed, was published in the

     TELEGRAM & GAZETTE                 on   November 20, 1993
---------------------------------------     -----------------------------------
     (Name of Newspaper)                         (Date of Publication)

                                        on
---------------------------------------     -----------------------------------
     (Name of Newspaper)                         (Date of Publication)

5.   The applicant is, or will be, the eventual licensee of the facility.

6. All material submitted to the Department by or on behalf of the applicant respecting the subject matter of this application is, to the best of my knowledge and belief, accurate and true.

Signed on the 22nd day of November, 1993, under the pains and penalties of perjury.

                                                       /s/ [Illegible]
                                             -----------------------------------
                                              Signature of Authorized Official

                                              Senior Vice President/Development
                                             -----------------------------------
                                                 Position of Title

THIS FORM MUST BE NOTARIZED IN THE SPACE PROVIDED BELOW:

                                                      /s/ [Illegible]
                                              ----------------------------------
                                                   Notary Signature 5/2/96

* Copies of this application have been submitted as follows: (Please check. Agency and number of copies required are listed.

Dept. of Public Health -                     Rate Setting Commission (2) _____
Regional Health Office (1) _____             HSA IV (If applicable) (1)  _____
Dept. of Public Welfare -                    Dept. of Elder Affairs (2)  _____
Medicaid Division (2) _____                  Dept. of Mental Health (2)  _____

                [LETTERHEAD OF THE COMMONWEALTH OF MASSACHUSETTS]

                                January 6 , 1995

                                CERTIFIED MAIL
                                RETURN RECEIPT REQUESTED
                                NOTICE OF PUBLIC HEALTH COUNCIL ACTION
Joel A. Kanter, Ph.D.
Senior Vice President           PREVIOUSLY APPROVED DoN #2-205
Continuum Care Corporation      Heritage Manor Nursing Home
197 First Street                Transfer of Site
Needham, MA 02194

Dear Mr. Kanter:

          At their meeting of December 20, 1994, the Commissioner and the Public Health Council, acting together as the Department, voted pursuant to M.G.L.,c. 111, s.25C and the Regulations adopted thereunder to approve with condition the request by Heritage Manor Nursing Home to transfer the site of the approved but not yet implemented Determination of Need (DoN) Project #2-1205 from 34 and 38 Gold Street, Shrewsbury, MA to a site on Millbury Avenue (Assessor's Map 9, parcel 54), Millbury, MA. The approval also decreases the Land Acquisition cost of the project from $550,000 (September 1988 dollars) to $440,000 (September 1994 dollars).

          Written comments objecting to the transfer of site were submitted by Dennis J. FitzGerald, M.D., President and Chief Executive Officer of St Vincent Health Care System, Worcester, Ms. Judith O'Connor, Director, Council On Aging, Mulbury, MA, and the Law Firm of Peters, Barnhill & Rodolakis, acting on behalf of its client, St. Vincent Health Care System.

          Dr. FitzGerald commented that central Massachusetts (HSA II) has an excess capacity of long term care beds, 388 existing and 265 in the final stages of construction, and with several assisted living projects as well as innovative outpatient and home care programs coming on line, the occupancy rates of long term care facilities will decline so that the siting of an additional facility in the area will result in excess capacity and increased health care costs. Dr. FitzGerald also recommended that the project be placed on hold until an investigation is completed of long term care bed need in central Massachusetts.

Heritage Manor Nursing Home          - 2 -                     Project No.2-1205

          Ms. O'Connor commented that an additional facility is not needed as the existing five facilities plus the anticipated opening of another facility within the next few months are meeting the long term care needs in the area.

          The law firm of Peters, Barnhill & Rodolakis commented that the transfer of site would represent a substantial change in service because the population to be served is somewhat different from that of the originally approved site. The comments also indicated that the transfer would violate the objectives of the DoN process since an additional 142 beds to the 400 already existing long term care beds in the area would result in an over supply of beds, increased costs and reduced quality of care. The comments cited the repeated requests by Mr. Chakalos for transfer of site and transfer of ownership, noting that the recent merger of the Mediplex Group with Sun Healthcare raises concerns about antitrust implications and need for thorough background examinations. The comments further argued that with a new owner, wholly different site, and different population to be served, the project is different from the one originally approved. The comments noted that there is no need for another nursing home in central Massachusetts and the DoN should be revoked. The comments recommended denial of the request for transfer of site.

          The Department determined that the objections were unwarranted under DoN Regulation 105 CMR 100.720(H)(1)(2) and (3) for the following reasons: 1) there will be no change in the service area, since the service areas for long term care are based on HSA regions and the new site remains in the same HSA; 2) there will be no substantial change in services since the level of care, Level II and Level III beds, will remain the same; and 3) the result of the relocation would not be more than 25 miles from the original approved site.

          The condition accompanying this approval is as follows:

          All conditions attached to the original and amended approval of Determination of Need Project #2-1205 shall remain in effect.

                                       FOR THE PUBLIC HEALTH COUNCIL

                                       /s/ Linda M. Travis
                                       -------------------
                                       Linda M. Travis
LT/JJ/jj                               Secretary to the Council

cc: Fred Beebe, Rate Setting Commission
    Jean Pontikas, Division of Health Care Quality
    Public File
    Compliance
    Decision Letter File

                [LETTERHEAD OF THE COMMONWEALTH OF MASSACHUSETTS]

                                January 17, 1995

Joel A. Kanter, Ph.D.           Re: Approved DoN Project No.2-1205
Senior Vice President               Heritage Manor Nursing Home
Continuum Care Corporation          Request for Immaterial and
197 First Avenue                    Minor Changes
Needham, MA 02194

Dear Mr. Kanter:

          This is in response to your letter dated September 7, 1994, requesting immaterial and minor changes to the above referenced DoN Project #2-1205. The immaterial change is for a one-time addition of 12 DoN exempt beds with 3,364 gross square feet (GSF). The minor change is for deletion of the originally approved Adult Day Care program and conversion of the 2,500 GSF to space for physical and occupational therapy, and other patient care areas to meet the expected increase in patients' acuity.

          Please note that the requested increase in the 3,364 GSF for the 12-bed addition is not considered an amendment since it may be added outside the DoN and may be constructed at the holder's own risk. Also note that DoN is required if the capital or operating costs of the 12 beds exceed the DoN expenditure minimums.

          Pursuant to DoN regulations 105 CMR 100.751(D) and 105 CMR 100.752(C) approval Is hereby granted, respectively, for the immaterial and minor changes as noted based on the following:

          The amendments have been filed pursuant to 105 CMR 100.754 and 105 CMR
          100.755 of the DoN regulations.

Heritage Manor Nursing Home          - 2 -                     Project No.2-1205

          Please note that all terms and conditions attached to the original and the amended approval of the DoN No.2-1205 shall remain in effect.

                                        Sincerely,

                                        /s/ Joyce James
                                        ---------------
                                        Joyce James
                                        Director
JJ/ajg.                                 Determination of Need Program

cc: Jean Pontikas, DRCQ
    Compliance File
    Public File

                   [LETTERHEAD OF CONTINUUM CARE CORPORATION]

                                January 18, 1995

FEDERAL EXPRESS

Ms. Joyce James
Program Director
Determination of Need Office
Massachusetts Department of Public Health
150 Tremont Street
Boston, MA 02111

         RE: Approved Determination of Need Project #2-1205
             Heritage Manor Nursing Home
             Immaterial Change Approval

Dear Joyce:

          I received today your January 17, 1995 approval of minor and immaterial changes to the above-referenced DoN. As you quite correctly note "the requested increase in the 3,364 gross square footage for the twelve-bed addition is not considered an amendment since it may be added outside of the DoN and may be constructed at the holder's own risk."

          However, your letter goes on to state that the immaterial change, regarding the twelve-bed addition only and the associated gross square footage, is approved. As you know, the twelve-bed expansion exemption allows the one-time addition of twelve beds not to exceed 420 gross square feet per bed, or 5,040 additional square feet.

          At the time of our request for the immaterial change, we thought we would require only the 3,364 gross square feet noted in your letter. Our revised plans show a need for 5,034 gross square feet associated with the twelve-bed addition. Since this is consistent with the statutory twelve-bed exemption and the consistent manner in which the Determination of Need Office has handled such matters, would you acknowledge with your signature below, the simple fact that we are entitled, by statute and regulation, to build the additional twelve beds with associated maximum square footage not to exceed 5,040 square feet.

Ms. Joyce James
January 18, 1995
Page Two.

          For your convenience, I have enclosed a self-addressed stamped envelope and duplicate signature copies, as well as a copy of your January 17, 1995 letter to me. I am asking for this further confirmation since I do not want to run into any unnecessary difficulties during the Division of Health Care Quality's review of architectural plans for this project.

          Thank you in advance for your assistance on this.

          Best personal regards.

                                        Sincerely,

                                        /s/ Joel A. Kanter
                                        ------------------
                                        Joel A. Kanter, Ph.D.
                                        Senior Vice President

JAK/mgm
Attachments
cc: Gerald J. Billow, Esq.

Duly acknowledged:

/s/ Joyce James    1/19/95
--------------------------
Joyce James        Date
Program Director
Determination of Need Office, MDPH

MEDIPLEX OF MILLBURY

CHANGES TO LOBBY

1.  ADDITIONAL WINDOWS
2.  MOLDINGS AROUND DOORWAYS
3.  MOLDINGS ABOVE CHAIR RAILS
4.  MOLDING DETAIL ON RECEPTION DESK
5.  REDESIGN AND RELOCATION OF RECEPTION DESK
6.  MARBLE ACCENTS ON RECEPTION DESK
7.  MARBLE FLOOR ACCENTS
8.  REDESIGN OF CEILNG COFFER

TABLE OF CONTENTS

DESCRIPTION                             SK#             REVISION DATE

REDESIGN                                SK-1            2/1/95
RECEPTION DESK PLAN & ELEVATION         5K-lA           3/16/95
RECEPTION DESK ELEVATION                SK-1B           2/1/95
RECEPTION DESK SECTION                  SK-1C           3/16/95
WALL ELEVATION DETAIL                   SK-2            2/1/95
WALL ELEVATIONS                         SK-2A           2/1/95
WALL ELEVATIONS                         SK-2B           2/6/95
MOLDING DETAILS                         SK-2C           2/1/95
DOOR CASING                             SK-2D           2/1/95
DETAILS                                 SK-2E           2/6/95
MARBLE FLOOR DETAIL                     SK-2F           2/6/95

                                    Lobby #1
                                Redesign Diagram

                               MILLBURY LTC SK-1

                                    Lobby #1
                                 Reception Desk
                            Plan & Elevation Diagram

                              MILLBURY LTC SK-1A

                                    Lobby #1
                                 Reception Desk
                               Elevations Diagram

                              MILLBURY LTC SK-1B

                                    Lobby #1
                                 Reception Desk
                                Section Diagram

                              MILLBURY LTC SK-1C

                                    Lobby #1
                                Wall Elevations
                                 Detail Diagram
                               MILLBURY LTC SK-2

                                    Lobby #1
                            Wall Elevations Diagram

                               MILLBURY LTC SK-2A

                                    Lobby #1
                            Wall Elevations Diagram

                               MILLBURY LTC SK-2B

                                    Lobby #1
                            Molding Details Diagram

                               MILLBURY LTC SK-2C

                                    Lobby #1
                              Door Casing Diagram

                               MILLBURY LTC SK-2D

                                Lobby #1 Diagram

                               MILLBURY LTC SK-2E

                                    Lobby #1
                             Marble Detail Diagram

                               MILLBURY LTC SK-2F

                                   EXHIBIT "D"

                      Preliminary Plans and Specifications

     The preliminary plans and specifications are as set forth on the following list of drawings:

          CIVIL ENGINEERING--Cullinan Engineering
          Drawings 1 through 4

          LANDSCAPE DESIGN--The Prentiss Company
          Drawings L1 through L2

          ARCHITECTURAL--John Eberle
          Drawings 1 through 11 dated march 22, 1995

          STRUCTURAL--Joseph M. Hallisey, P.E.
          Drawings S-1 through S-8 dated March 22, 1995

          MECHANICAL--Ginns/Dubin Engineers
          Drawings M-1 through M-5 dated March 22, 1995

          ELECTRICAL-- Ginns/Dubin Engineers
          Drawings E-1 through E-13 dated March 22, 1995

          PLUMBING-- Ginns/Dubin Engineers
          Drawings P-1 through P-8 dated March 22, 1995

          KITCHEN DESIGN--Lynco Restaurant Equipment Drawings K1-1 through K1-3 dated March 8, 1995

     The plans and specifications include the project manual entitled "Project Manual, Mediplex of Millbury, 154 bed nursing home, Millbury Avenue, Millbury, Massachusetts D.O.N. No. 2-1205 dated March 22, 1995: as modified by Addendum No. 1 dated May 12, 1995 and the attached lobby upgrades.

                                    Exhibit E

================================================================================

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY
                      REPRESENTATIVE OF PERSONAL PROPERTY
                                  MARCH 1, 1995

================================================================================

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY

                                  MARCH 1, 1995

                               TABLE OF CONTENTS

                               FURNITURE

                               EQUIPMENT

                               GROUP THREE ITEMS

                               WALLCOVERING

                               CARPET

                               WINDOW TREATMENTS

                               FABRIC

                               DECOR ITEMS/SILK PLANTS

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY
                       REPRESENTATIVE OF PERSONAL PROPERTY
                                  MARCH 1, 1995

RM #   ROOM             QTY     UNIT ITEM
       FURNITURE
       PATIENT ROOM         154 EA   SINGLE DRESSERS
       PATIENT ROOM         131 EA   BEDS/MANUAL
       PATIENT ROOM          23 EA   BEDS AUTOMATIC
       PATIENT ROOM         154 EA   BEDSIDE CABINETS
       PATIENT ROOM         154 EA   MATRESSES
       PATIENT ROOM         154 EA   OVER BED TABLES
       PATIENT ROOM          80 EA   SIDE CHAIRS
       PATIENT ROOM         154 EA   MIRRORS
       PATIENT ROOM         154 EA   PATENT CHAIRS
001    LOBBY                  1 EA   ANNOUNCEMENT BOARD
001    LOBBY                  4 EA   CLUB CHAIRS
001    LOBBY                  4 EA   END TABLE
001    LOBBY                  1 EA   RECEPTION CHAIR
001    LOBBY                  1 EA   ACCENT CONSOLE
001    LOBBY                  1 EA   LOVE SEATS
001    LOBBY                  1 EA   SWIVEL CHAIR
001    LOBBY                  1 EA   COFFEE TABLE
002    OFFICE                 1 EA   2 DRAWER LATERAL FILE
002    OFFICE                 1 EA   DESK CHAIR
002    OFFICE                 1 EA   DESK 30 X 60
002    OFFICE                 1 EA   SIDE CHAIR
003    ADMINISTRATOR          1 EA   BOOK CASE
003    ADMINISTRATOR          1 EA   2 DRAWER LATERAL FILE
003    ADMINISTRATOR          1 EA   DESK CHAIR
003    ADMINISTRATOR          1 EA   48" ROUND TABLE
003    ADMINISTRATOR          1 EA   CREDENZA
003    ADMINISTRATOR          1 EA   EXECUTIVE DESK
003    ADMINISTRATOR          4 EA   SIDE CHAIRS
004    CONFERENCE             1 EA   END TABLE
004    CONFERENCE             1 EA   LOVE SEAT
004    CONFERENCE            12 EA   CONFERENCE CHAIRS
004    CONFERENCE             1 EA   WALL CLOCK
004    CONFERENCE             1 EA   10' CONFERENCE TABLE
004    CONFERENCE             1 EA   VISUAL CABINET
004    CONFERENCE             1 EA   WING CHAIR
005    BUSINESS OFFICE        2 EA   DESK WITH RETURNS
005    BUSINESS OFFICE        2 EA   DESK CHAIRS
005    BUSINESS OFFICE        2 EA   BOOK CASE
005    BUSINESS OFFICE        2 EA   SIDE CHAIRS
005    BUSINESS OFFICE        2 EA   LATERAL FILES
007    THERAPY                3 EA   ADJUSTABLE HEIGHT TABLES
007    THERAPY               12 EA   STACK CHAIRS
007A   THERAPY                1 EA   DESK 30 X 60
007A   THERAPY                1 EA   DESK CHAIR

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY
                       REPRESENTATIVE OF PERSONAL PROPERTY
                                  MARCH 1, 1995

RM #   ROOM             QTY     UNIT ITEM
       FURNITURE (CONTINUED)
007A   THERAPY                1      SIDE CHAIR
007B   THERAPY                1 EA   SIDE CHAIRS
007B   THERAPY                1 EA   DESK 30 X 60
007B   THERAPY                1 EA   DESK CHAIR
009    LIBRARY                4 EA   SIDE CHAIR
009    LIBRARY                1 EA   LOVE SEAT
009    LIBRARY                3 EA   END TABLE
009    LIBRARY                1 EA   42" ROUND TABLE
009    LIBRARY                2 EA   WING CHAIR
010    SNACK SHOP             9 EA   CAFE CHAIRS
010    SNACK SHOP             3 EA   24" ROUND CAFE TABLES
016    OFFICE                 1 EA   DESK CHAIR
016    OFFICE                 1 EA   SIDE CHAIR
016    OFFICE                 1 EA   DESK 30 X 60
017    SITTING ROOM           1 EA   DOOR TREATMENT - STRECH SHEER
017    SITTING ROOM           4 EA   DINING CHAIRS
017    SITTING ROOM           2 EA   GLIDERS
017    SITTING ROOM           2 EA   CLUB CHAIRS
017    SITTING ROOM           2 EA   LOVE SEAT
017    SITTING ROOM           1 EA   AMOIRE
017    SITTING ROOM           1 EA   42" ROUND TABLE
017    SITTING ROOM           4 EA   WINDOW TREATMENTS
017    SITTING ROOM           5 EA   END TABLES
017    SITTING ROOM           4 EA   WING CHAIRS
019    MEDICAL RECORDS        1 EA   DESK 30 X 60
019    MEDICAL RECORDS        1 EA   DESK CHAIR
024    OFFICE / NURSING       6 EA   SWIVEL CHAIR
025    NURSE STATION          3 EA   CHAIR / SWIVEL
031    LAUNDRY                2 EA   FOLDING TABLE
032    OFFICE                 1 EA   SIDE CHAIR
032    OFFICE                 1 EA   DESK CHAIR
032    OFFICE                 1 EA   DESK 30 X 60
040    STAFF                  4 EA   42" ROUND TABLE
040    STAFF                 16 EA   STACK CHAIRS
046    DINING                44 EA   DINING CHAIRS
046    DINING                 1 EA   CHINA CABINET
046    DINING                11 EA   DINING TABLES
046    DINING                 2 EA   MIRRORS
048    ACTIVITY               5 EA   ADJUSTABLE HEIGHT FOLDING TABLES
048    ACTIVITY              30 EA   STACK CHAIRS
051    LOUNGE                 1 EA   LOVE SEATS
051    LOUNGE                 4 EA   DINING CHAIRS
051    LOUNGE                 2 EA   GLIDER
051    LOUNGE                 1 EA   36" ROUND TABLE

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY
                       REPRESENTATIVE OF PERSONAL PROPERTY
                                  MARCH 1, 1995

RM #   ROOM             QTY     UNIT ITEM
       FURNITURE (CONTINUED)
051    LOUNGE                 4 EA   END TABLES
051    LOUNGE                 1 EA   AMOIRE
059    SITTING                4 EA   WING CHAIRS
059    SITTING                2 EA   CLUB CHAIRS
059    SITTING                2 EA   LOVE SEATS
059    SITTING                1 EA   AMOIRE
059    SITTING                4 EA   DINING CHAIRS
059    SITTING                5 EA   END TABLES
059    SITTING                1 EA   42" ROUND TABLE
059    SITTING                2 EA   GLIDERS
071    OFFICE / NURSING       6 EA   SWIVEL CHAIR
072    NURSE STATION          3 EA   SWIVEL CHAIRS
074    OFFICE                 1 EA   DESK 30 X 60
074    OFFICE                 1 EA   SIDE CHAIR
074    OFFICE                 1 EA   DESK CHAIR
075A   BEAUTY/BARBER          1 EA   END TABLE
075A   BEAUTY/BARBER          1 EA   SHAMPOO CHAIR
075A   BEAUTY/BARBER          2 EA   DRYER CHAIR
075A   BEAUTY/BARBER          2 EA   CHAIRS / WAITING
077    PRIVATE DINING        12 EA   DINING CHAIRS
077    PRIVATE DINING         1 EA   CHINA CABINET
077    PRIVATE DINING         1 EA   RECTANGULAR DINING TABLE WITH LEAF
080    ASSISTED DINING       12 EA   DINING CHAIRS
080    ASSISTED DINING        6 EA   DINING TABLE
080    ASSISTED DINING        1 EA   MIRROR
082    DNS                    1 EA   DESK 36 X 72
082    DNS                    1 EA   CHAIR / SIDE
082    DNS                    1 EA   BOOKCASE
082    DNS                    1 EA   CHAIR / DESK
082    DNS                    1 EA   2 DRAWER LATERAL FILE
085    CHAPEL                 1 EA   LECTURN
085    CHAPEL                10 EA   CHAIRS
086    SOC SERV               1 EA   DESK 30 X 60
086    SOC SERV               1 EA   CHAIR / DESK
086    SOC SERV               1 EA   2 DRAWER LATERAL FILE
086    SOC SERV               2 EA   CHAIR / SIDE
086    SOC SERV               1 EA   CREDENZA
086A   AMISSIONS              1 EA   LAMP
086A   AMISSIONS              1 EA   ROUND CORNER TABLE
086A   AMISSIONS              1 EA   DESK CHAIR
086A   AMISSIONS              2 EA   SIDE CHAIR
086A   AMISSIONS              1 EA   LOVESEAT
086A   AMISSIONS              1 EA   2 DRAWER LATERAL FILE
086A   AMISSIONS              1 EA   DESK 30 X 60

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY
                       REPRESENTATIVE OF PERSONAL PROPERTY
                                  MARCH 1, 1995

RM #   ROOM             QTY     UNIT ITEM
       FURNITURE (CONTINUED)
086A   AMISSIONS              1 EA   CREDENZA
086A   AMISSIONS              1 EA   WING CHAIR
161    ADL                   10 EA   STACK CHAIRS
161    ADL                    2 EA   STACK CHAIRS
162    EXAM                   1 EA   ADJUSTABLE HEIGHT TABLE
162    EXAM                   1 EA   CHAIR
162    EXAM                   1 EA   EXAM TABLE
162    EXAM                   1 EA   EXAM LIGHT
203    OFFICE / NURSING       1 EA   EXAM STOOL
205    NURSE STATION          6 EA   SWIVEL CHAIR
210    SITTING                3 EA   SWIVEL CHAIR
210    SITTING                2 EA   LOVE SEATS
210    SITTING                1 EA   42" ROUND TABLE
210    SITTING                1 EA   AMOIRE
210    SITTING                4 EA   DINING CHAIRS
210    SITTING                4 EA   GLIDERS
210    SITTING                4 EA   WING CHAIRS
210    SITTING                4 EA   END TABLES
210A   SITTING AND DINING     2 EA   GLIDERS
210A   SITTING AND DINING     1 EA   WING CHAIR
210A   SITTING AND DINING     1 EA   DINING TABLE
210A   SITTING AND DINING     2 EA   END TABLE
210A   SITTING AND DINING     1 EA   LOVE SEAT
210A   SITTING AND DINING     4 EA   DINING CHAIRS
213    LOUNGE                 4 EA   DINING CHAIRS
213    LOUNGE                 1 EA   AMOIRE
213    LOUNGE                 2 EA   END TABLES
213    LOUNGE                 2 EA   GLIDER
213    LOUNGE                 1 EA   LOVE SEATS
213    LOUNGE                 1 EA   36" ROUND TABLE
PATIO  PATIO                  2 EA   UMBRELLA
PATIO  PATIO                  2 EA   BENCHES
PATIO  PATIO                  8 EA   CHAIRS
PATIO  PATIO                  2 EA   TABLES

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY
                       REPRESENTATIVE OF PERSONAL PROPERTY
                                  MARCH 1, 1995

RM #   ROOM             QTY    UNIT  ITEM
       EQUIPMENT
011    TUB ROOM            1   EA    SCALE
011    TUB ROOM            1   EA    TRANSFER CHAIR WITH SCALE
011    TUB ROOM            1   EA    APOLLO BATHING TUB
013    NOURISHMENT         1   EA    REFRIGERATOR
013    NOURISHMENT         1   EA    MICRO WAVE
013    NOURISHMENT         1   EA    ICE MACHINE - UNDER COUNTER UNIT
017    SITTING ROOM        1   EA    TELEVISION
022    MEDICINE ROOM       1   EA    REFRIGERATOR / HALF
025    NURSE STATION       1   EA    CLOCK
048    ACTIVITY            1   EA    REFRIGERATOR / FULLSIZE
048    ACTIVITY            1   EA    HOOD
048    ACTIVITY            1   EA    OVEN
048    ACTIVITY            1   EA    COOK TOP
055    NOURISHMENT         1   EA    REFRIGERATOR / FULLSIZE
055    NOURISHMENT         1   EA    MICROWAVE
055    NOURISHMENT         1   EA    ICE MACHINE UNDER COUNTER UNITS
056    BATHING CORE        1   EA    PATIENT TRANSFER CHAIR WITH SCALE
056    BATHING CORE        1   EA    APOLLO TUB
069    MED ROM             1   EA    REFRIGERATOR / HALF
072    NURSE STATION       1   EA    CLOCK
075A   BEAUTY/BARBER       2   EA    DRYER
075A   BEAUTY/BARBER       1   EA    SHAMPOO SINK
080    ASSISTED DINING     1   EA    ICE MAKER / UNDERCOUNTER
080    ASSISTED DINING     1   EA    REFRIGERATOR / FULLSIZE
080A   SET UP              1   EA    REFRIGERATOR / FULLSIZE
080A   SET UP              1   EA    ICE MAKER / UNDERCOUNTER
161    ADL                 1   EA    OVEN
161    ADL                 1   EA    MICROWAVE
161    ADL                 1   EA    DRYER
161    ADL                 1   EA    DISH WASHER
161    ADL                 1   EA    CLOTHES WASHING MACHINE
161    ADL                 1   EA    SIDE BY SIDE REFRIGERATOR
161    ADL                 1   EA    COOK TOP
162    EXAM                1   EA    PHYSICAN'S SCALE
205    NURSE STATION       1   EA    CLOCK
207    MEDICINE ROOM       1   EA    HALF SIZE REFRIGERATOR
210    SITTING             1   EA    TELEVISION
212    BATHING CORE        1   EA    PARKER TUB
212    BATHING CORE        1   EA    PARKER TRANSFER CHAIR SCALE
PAT    PATIENT ROOMS     142   EA    CUBICLE CURTAIN TRACKS

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY
                       REPRESENTATIVE OF PERSONAL PROPERTY
                                  MARCH 1, 1995

RM #   ROOM             QTY    UNIT  ITEM
       GROUP THREE ITEMS
025    NURSE STATION       1   LOT   CHART RACK AND BINDER
025    NURSE STATION       1   EA    ACTIVITY BOARD
072    NURSE STATION       1   EA    ACTIVITY BOARD
072    NURSE STATION       1   LOT   CHART RACK AND BINDER
205    NURSE STATION       1   LOT   CHART RACK AND BINDERS
       PATIENT ROOM      154   EA    BULLETIN BOARDS
205    NURSE STATION       1   EA    ACTIVITY BOARD
ALL    WASTECANS          50   EA    WASTE BASKETS
ALL    WASTECANS         200   EA    STEP ON CANS

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY
                       REPRESENTATIVE OF PERSONAL PROPERTY
                                  MARCH 1, 1995

RM #   ROOM             QTY    UNIT  ITEM
       WALLCOVERING
001    LOBBY               1   LOT   WALLCOVERING
002    OFFICE              1   LOT   WALLCOVERING
003    ADMINISTRATOR       1   LOT   WALLCOVERING
004    CONFERENCE          1   LOT   WALLCOVERING
005    BUSINESS OFFICE     1   LOT   WALLCOVERING
007    THERAPY             1   LOT   WALLCOVERING
007A   THERAPY             1   LOT   WALLCOVERING
007B   THERAPY             1   LOT   WALLCOVERING
009    LIBRARY             1   LOT   WALLCOVERING
010    SNACK SHOP          1   LOT   WALLCOVERING
011    TUB ROOM            1   LOT   WALLCOVERING
013    NOURISHMENT         1   LOT   WALLCOVERING
013    MEN                 1   LOT   WALLCOVERING
015A   WOMEN               1   LOT   WALLCOVERING
016    OFFICE              1   LOT   WALLCOVERING
016A   BATHING CORE        1   LOT   WALLCOVERING
017    SITTING ROOM        1   LOT   WALLCOVERING
018    CORRIDOR            1   LOT   WALLCOVERING
019    MEDICAL RECORDS     1   LOT   WALLCOVERING
020    CLEAN LINEN         1   LOT   WALLCOVERING
022    MEDICINE ROOM       1   LOT   WALLCOVERING
023    TOILET              1   LOT   WALLCOVERING
024    OFFICE / NURSING    1   LOT   WALLCOVERING
025    NURSE STATION       1   LOT   WALLCOVERING
026    CLEAN UTILITY       1   LOT   WALLCOVERING
027    PATIENT STORAGE     1   LOT   WALLCOVERING
029    MEN                 1   LOT   WALLCOVERING
030    WOMEN               1   LOT   WALLCOVERING
032    OFFICE              1   LOT   WALLCOVERING
033A   PATIENT STORAGE     1   LOT   WALLCOVERING
040    STAFF               1   LOT   WALLCOVERING
042    MEN                 1   LOT   WALLCOVERING
043    WOMEN               1   LOT   WALLCOVERING
044    MEN                 1   LOT   WALLCOVERING
045    WOMEN               1   LOT   WALLCOVERING
046    DINING              1   LOT   WALLCOVERING
048    ACTIVITY            1   LOT   WALLCOVERING
049    CORRIDOR            1   LOT   WALLCOVERING
051    LOUNGE              1   LOT   WALLCOVERING
052    OXYGEN              1   LOT   WALLCOVERING
055    NOURISHMENT         1   LOT   WALLCOVERING
056    BATHING CORE        1   LOT   WALLCOVERING
057    SOILED              1   LOT   WALLCOVERING

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY
                       REPRESENTATIVE OF PERSONAL PROPERTY
                                  MARCH 1, 1995

RM #   ROOM             QTY    UNIT  ITEM
       WALLCOVERING (CONTINUED)
059    SITTING             1   LOT   WALLCOVERING
060    CORRIDOR            1   LOT   WALLCOVERING
068    CLEAN               1   LOT   WALLCOVERING
069    MED RM              1   LOT   WALLCOVERING
070    TOILET              1   LOT   WALLCOVERING
071    OFFICE / NURSING    1   LOT   WALLCOVERING
072    NURSE STATION       1   LOT   WALLCOVERING
073    CLEAN UTILITY       1   LOT   WALLCOVERING
074    OFFICE              1   LOT   WALLCOVERING
075A   BEAUTY/BARBER       1   LOT   WALLCOVERING
077    PRIVATE DINING      1   LOT   WALLCOVERING
079    WOMEN               1   LOT   WALLCOVERING
080    ASSISTED DINING     1   LOT   WALLCOVERING
080A   SET UP              1   LOT   WALLCOVERING
081    MEN                 1   LOT   WALLCOVERING
082    DNS                 1   LOT   WALLCOVERING
086    SOC SERV            1   LOT   WALLCOVERING
086A   AMISSIONS           1   LOT   WALLCOVERING
159    PHYSICAL THERAPY    1   LOT   WALLCOVERING
160    STAFF               1   LOT   WALLCOVERING
161    ADL                 1   LOT   WALLCOVERING
162    EXAM                1   LOT   WALLCOVERING
163    TRAINING TOILET     1   LOT   WALLCOVERING
201    CORRIDOR            1   LOT   WALLCOVERING
202    PAT STOR            1   LOT   WALLCOVERING
203    OFFICE / NURSING    1   LOT   WALLCOVERING
204    CLEAN UTILITY       1   LOT   WALLCOVERING
205    NURSE STATION       1   LOT   WALLCOVERING
206    CLEAN UTILITY       1   LOT   WALLCOVERING
207    MEDICINE ROOM       1   LOT   WALLCOVERING
208    TOILET              1   LOT   WALLCOVERING
209    CORRIDOR            1   LOT   WALLCOVERING
210    SITTING             1   LOT   WALLCOVERING
212    BATHING CORE        1   LOT   WALLCOVERING
213    LOUNGE              1   LOT   WALLCOVERING
217    OXYGEN              1   LOT   WALLCOVERING

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY
                       REPRESENTATIVE OF PERSONAL PROPERTY
                                  MARCH 1, 1995

RM #   ROOM             QTY    UNIT  ITEM
       CARPET
032    OFFICE              1   LOT   CARPET WITH CARPET BASE
077    PRIVATE DINING      1   LOT   CARPET WITH CARPET BASE
004    CONFERENCE          1   LOT   CARPET WITH CARPET BASE
059    SITTING             1   LOT   CARPET WITH CARPET BASE
082    DNS                 1   LOT   CARPET WITH CARPET BASE
201    CORRIDOR            1   LOT   CARPET WITH CARPET BASE
001    LOBBY               1   LOT   CARPET WITH CARPET BASE
005    BUSINESS OFFICE     1   LOT   CARPET WITH CARPET BASE
016    OFFICE              1   LOT   CARPET WITH CARPET BASE
017    SITTING ROOM        1   LOT   CARPET WITH CARPET BASE
213    LOUNGE              1   LOT   CARPET WITH CARPET BASE
074    OFFICE              1   LOT   CARPET WITH CARPET BASE
086    SOC SERV            1   LOT   CARPET WITH CARPET BASE
024    OFFICE / NURSING    1   LOT   CARPET WITH CARPET BASE
007B   THERAPY             1   LOT   CARPET WITH CARPET BASE
071    OFFICE / NURSING    1   LOT   CARPET WITH CARPET BASE
007A   THERAPY             1   LOT   CARPET WITH CARPET BASE
002    OFFICE              1   LOT   CARPET WITH CARPET BASE
209    CORRIDOR            1   LOT   CARPET WITH CARPET BASE
046    DINING              1   LOT   CARPET WITH CARPET BASE
086A   AMISSIONS           1   LOT   CARPET WITH CARPET BASE
018    CORRIDOR            1   LOT   CARPET WITH CARPET BASE
009    LIBRARY             1   LOT   CARPET WITH CARPET BASE
003    ADMINISTRATOR       1   LOT   CARPET WITH CARPET BASE
051    LOUNGE              1   LOT   CARPET WITH CARPET BASE

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY
                       REPRESENTATIVE OF PERSONAL PROPERTY
                                  MARCH 1, 1995

RM #   ROOM             QTY    UNIT  ITEM
       WINDOW TREATMENTS
001    LOBBY               6   EA    WINDOW TREATMENT
003    ADMINISTRATOR       1   EA    WINDOW TREATMENT
004    CONFERENCE          1   EA    WINDOW TREATMENT
005    BUSINESS OFFICE     1   EA    WINDOW TREATMENT
007    THERAPY             2   EA    WINDOW TREATMENT
010    SNACK SHOP          3   EA    WINDOW TREATMENT
016    OFFICE              1   EA    WINDOW TREATMENT
018    CORRIDOR            2   EA    WINDOW TREATMENT
046    DINING              5   EA    WINDOW TREATMENT
048    ACTIVITY            7   EA    WINDOW TREATMENT
051    LOUNGE              1   EA    WINDOW TREATMENT
059    SITTING             4   EA    WINDOW TREATMENT
060    CORRIDOR            1   EA    WINDOW TREATMENT
071    OFFICE /NURSING     1   EA    WINDOW TREATMENT
075A   BEAUTY/BARBER       1   EA    WINDOW TREATMENT
077    PRIVATE DINING      1   EA    WINDOW TREATMENT
080    ASSISTED DINING     2   EA    WINDOW TREATMENT
082    DNS                 1   EA    WINDOW TREATMENT
086    SOC SERV            1   EA    WINDOW TREATMENT
086A   AMISSIONS           1   EA    WINDOW TREATMENT
159    PHYSICAL THERAPY    5   EA    WINDOW TREATMENT
160    STAFF               3   EA    WINDOW TREATMENT
162    EXAM                1   EA    WINDOW TREATMENT
201    CORRIDOR            1   EA    WINDOW TREATMENT
209    CORRIDOR            1   EA    WINDOW TREATMENT
210    SITTING             3   EA    WINDOW TREATMENT
213    LOUNGE              1   EA    WINDOW TREATMENT
PAT    PATIENT ROOM       82   EA    WINDOW TREATMENT
016    OFFICE              2   EA    SIDE LIGHTS
082    DNS                 1   EA    SIDE LIGHTS
086    SOC SERV            1   EA    SIDE LIGHTS
001    LOBBY               4   EA    SIDE LIGHTS
005    BUSINESS OFFICE     1   EA    SIDE LIGHTS
003    STAFF               1   EA    SIDE LIGHTS
086A   AMISSIONS           1   EA    SIDE LIGHTS

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY
                       REPRESENTATIVE OF PERSONAL PROPERTY
                                  MARCH 1, 1995

RM #   ROOM             QTY    UNIT  ITEM
       CARPET
080    ASSISTED DINING     1   LOT   FABRIC FOR WALLS
046    DINING              1   LOT   FABRIC FOR WALLS
077    PRIVATE DINING      1   LOT   FABRIC FOR WALLS
       PATIENT ROOM      200   EA    BED SPREADS
       PATIENT ROOM      142   EA    CUBICLE CURTAINS

212    BATHING CORE        5   EA    SHOWER CURTAINS
016A   BATHING CORE        6   EA    SHOWER CURTAINS
056    BATHING CORE        5   EA    SHOWER CURTAINS
       PATIENT ROOM       11   EA    SHOWER CURTAINS

                                   CCC DESIGN
                                197 FIRST AVENUE
                                   NEEDHAM, MA

                              MEDIPLEX OF MILLBURY
                       REPRESENTATIVE OF PERSONAL PROPERTY
                                  MARCH 1, 1995

RM #   ROOM             QTY    UNIT  ITEM
       CARPET
213    LOUNGE              2   EA    SILK PLANTS
001    LOBBY               2   EA    SILK PLANTS
210A   SITTING AND DINING  1   EA    SILK PLANTS
003    ADMINISTRATOR       1   EA    SILK PLANTS
046    DINING              4   EA    SILK PLANTS
210    SITTING             2   EA    SILK PLANTS
051    LOUNGE              1   EA    SILK PLANTS
059    SITTING             3   EA    SILK PLANTS
004    CONFERENCE          1   EA    SILK PLANTS
017    SITTING ROOM        3   EA    SILK PLANTS
S      SIGNAGE             1   LOT   SIGNAGE

MEDIPLEX OF MILLBURY

CHANGES TO LOBBY

1.  ADDITIONAL WINDOWS
2.  MOLDINGS AROUND DOORWAYS
3.  MOLDINGS ABOVE CHAIR RAILS
4.  MOLDING DETAIL ON RECEPTION DESK
5.  REDESIGN AND RELOCATION OF RECEPTION DESK
6.  MARBLE ACCENTS ON RECEPTION DESK
7.  MARBLE FLOOR ACCENTS
8.  REDESIGN OF CEILING COFFER

TABLE OF CONTENTS

DESCRIPTION                         SK #          REVISION DATE

REDESIGN                            SK-1          2/1/95
RECEPTION DESK PLAN & ELEVATION     SK-1A         3/16/95
RECEPTION DESK ELEVATION            SK-1B         2/1/95
RECEPTION DESK SECTION              SK-1C         3/16/95
WALL ELEVATION DETAIL               SK-2          2/1/95
WALL ELEVATIONS                     SK-2A         2/1/95
WALL ELEVATIONS                     SK-2B         2/6/95
MOLDING DETAILS                     SK-2C         2/1/95
DOOR CASING                         SK-2D         2/1/95
DETAILS                             SK-2E         2/6/95
MARBLE FLOOR DETAIL                 SK-2F         2/6/95

                            LOBBY #1 REDESIGN DIAGRAM

                                MILLBURY LTC SK-1

                    LOBBY #1 RECEPTION DESK PLAN & ELEVATION

                               MILLBURY LTC SK-1A

                   LOBBY #1 RECEPTION DESK ELEVATIONS DIAGRAM

                               MILLBURY LTC SK-1B

                     LOBBY #1 RECEPTION DESK SECTION DIAGRAM

                               MILLBURY LTC SK-1C

                        LOBBY #1 WALL ELEVATIONS DIAGRAM

                               MILLBURY LTC SK-2B

                        LOBBY #1 WALL ELEVATIONS DIAGRAM

                               MILLBURY LTC SK-2A

                     LOBBY #1 WALL ELEVATIONS DETAIL DIAGRAM

                                MILLBURY LTC SK-2

                        LOBBY #1 MOULDING DETAILS DIAGRAM

                               MILLBURY LTC SK-2C

                          LOBBY #1 DOOR CASING DIAGRAM

                               MILLBURY LTC SK-2D

                                LOBBY #1 DIAGRAM

                               MILLBURY LTC SK-2E

                         LOBBY #1 MARBLE DETAIL DIAGRAM

                               MILLBURY LTC SK-2F

                                   Exhibit "F"

                              Additional Cost Items

     (a)  Medical gases for 23 beds at the Facility.

     (b)  Additional 1,476 square feet of storage space.

     (c)  Provision of a roof deck for the Alzheimer's area.

     (d) Provision of an additional 36 automobile parking spaces beyond the number of spaces set forth on the preliminary plans (the total parking spaces will equal 166).

     (e)  Relocation of the OT/PT space.

     (f) The cost of items of Personal Property in excess of the FFE Allowance set forth in Section 2.5, including, without limitation, the costs for electric beds.

     (g) The cost (as described in Section 4.2) of remedying unusual site conditions pursuant to Section 4.2.

     (h) The cost of upgrading the Facility's lobby in excess of the Lobby Allowance set forth in Section 2.5.